Exhibit 10.1
                               PURCHASE AGREEMENT

                          DATED AS OF JANUARY 25, 2006

                                 BY AND BETWEEN

                           LEVEL 3 COMMUNICATIONS, LLC

                                       AND

                             PT HOLDING COMPANY LLC

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                                TABLE OF CONTENTS

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
                                                                                                           Page
ARTICLE 1            DEFINITIONS..................................................................................1


ARTICLE 2            PURCHASE AND SALE...........................................................................10

   Section 2.1       Purchase and Sale of Units..................................................................10
   Section 2.2       Assumption of Excluded Liabilities..........................................................10
   Section 2.3       Purchase Price..............................................................................10
   Section 2.4       Cash Substitution Right.....................................................................11
   Section 2.5       Purchase Price Adjustment...................................................................11
   Section 2.6       The Closing.................................................................................12
   Section 2.7       Deliveries at the Closing...................................................................12
   Section 2.8       Allocation..................................................................................12

ARTICLE 3            SELLER'S REPRESENTATIONS AND WARRANTIES.....................................................13

   Section 3.1       Organization................................................................................13
   Section 3.2       Authorization of Transaction................................................................14
   Section 3.3       Noncontravention; Consents..................................................................14
   Section 3.4       Financial Statements........................................................................14
   Section 3.5       Brokers' Fees...............................................................................15
   Section 3.6       Title to Tangible Assets....................................................................15
   Section 3.7       Subsidiaries................................................................................16
   Section 3.8       Absence of Changes..........................................................................16
   Section 3.9       Legal Compliance............................................................................17
   Section 3.10      Tax Matters.................................................................................18
   Section 3.11      Contracts...................................................................................20
   Section 3.12      Real Property...............................................................................21
   Section 3.13      Intellectual Property.......................................................................22
   Section 3.14      Litigation..................................................................................23
   Section 3.15      Labor and Employment........................................................................23
   Section 3.16      Employee Benefits...........................................................................24
   Section 3.17      Environmental Matters.......................................................................25
   Section 3.18      Certain Business Relationships with the Company and its Subsidiaries........................26
   Section 3.19      Permits.....................................................................................26
   Section 3.20      Insurance...................................................................................26
   Section 3.21      Bank Accounts...............................................................................26
   Section 3.22      DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES..........................................26
   Section 3.23      Suppliers and Customers.....................................................................27
   Section 3.24      Network Operations..........................................................................27
   Section 3.25      Intentionally omitted.......................................................................27
   Section 3.26      Acquisition of the Shares...................................................................27
   Section 3.27      Representations and Warranties of Guarantors................................................28
   Section 3.28      Additional Representations and Warranties of Seller.........................................30
   Section 3.29      Brokers' Fees...............................................................................30
   Section 3.30      Company Units...............................................................................31


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ARTICLE 4            REPRESENTATIONS AND WARRANTIES OF THE PURCHASER and level 3.................................31

   Section 4.1       Organization of Purchaser...................................................................31
   Section 4.2       Authorization of Transaction................................................................31
   Section 4.3       Non-contravention...........................................................................32
   Section 4.4       Brokers' Fees...............................................................................32
   Section 4.5       Litigation..................................................................................32
   Section 4.6       Availability of Funds.......................................................................32
   Section 4.7       Capitalization and Related Matters..........................................................32
   Section 4.8       SEC Filings.................................................................................33
   Section 4.9       No Material Adverse Effect..................................................................33
   Section 4.10      Private Placement...........................................................................33

ARTICLE 5            PRE-CLOSING COVENANTS.......................................................................33

   Section 5.1       General.....................................................................................34
   Section 5.2       Notices and Consents........................................................................34
   Section 5.3       Interim Conduct of the Company..............................................................34
   Section 5.4       Full Access.................................................................................36
   Section 5.5       Notice of Developments......................................................................36
   Section 5.6       Negotiations................................................................................37
   Section 5.7       Employment and Employee Benefit Matters.....................................................37
   Section 5.8       Audited Financial Statements................................................................39
   Section 5.9       Intentionally Omitted.......................................................................39
   Section 5.10      Reorganization..............................................................................39
   Section 5.11      Capital Projects............................................................................39
   Section 5.12      Suppliers and Customers.....................................................................39

ARTICLE 6            CONDITIONS TO OBLIGATION TO CLOSE...........................................................40

   Section 6.1       Conditions to Purchaser's Obligation........................................................40
   Section 6.2       Conditions to Seller's Obligation...........................................................42

ARTICLE 7            POST-CLOSING COVENANTS......................................................................43

   Section 7.1       General.....................................................................................43
   Section 7.2       Litigation Support..........................................................................43
   Section 7.3       Agreements Regarding Tax Matters............................................................43
   Section 7.4       Records and Documents.......................................................................45
   Section 7.5       Use of Company Trademarks...................................................................45

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   Section 7.6       Non-Solicitation of Employees...............................................................46
   Section 7.7       Employment and Employee Benefits Matters....................................................46
   Section 7.8       Insurance Matters...........................................................................46
   Section 7.9       Other Customer Consents.....................................................................47
   Section 7.10      Stock Certificate Legend....................................................................47

ARTICLE 8            REMEDIES FOR BREACHES OF THIS AGREEMENT.....................................................47

   Section 8.1       Indemnification by Seller...................................................................47
   Section 8.2       Indemnification by Purchaser................................................................49
   Section 8.3       Procedure for Indemnification...............................................................50
   Section 8.4       Certain Limitations.........................................................................51
   Section 8.5       Certain Benefits............................................................................51
   Section 8.6       Treatment of Indemnity Payments.............................................................51

ARTICLE 9            TERMINATION.................................................................................51

   Section 9.1       Termination of Agreement....................................................................51
   Section 9.2       Effect of Termination.......................................................................52

ARTICLE 10           MISCELLANEOUS...............................................................................52

   Section 10.1      Survival....................................................................................52
   Section 10.2      Public Announcements........................................................................52
   Section 10.3      Expenses....................................................................................52
   Section 10.4      Disclosure Schedule.........................................................................52
   Section 10.5      Specific Performance........................................................................53
   Section 10.6      Amendment; Successors and Assigns...........................................................53
   Section 10.7      Extension of Time; Waiver...................................................................53
   Section 10.8      Severability................................................................................53
   Section 10.9      Counterparts.; Facsimile....................................................................53
   Section 10.10     Descriptive Headings........................................................................53
   Section 10.11     Notices.....................................................................................53
   Section 10.12     No Third-Party Beneficiaries................................................................55
   Section 10.13     Confidentiality.............................................................................55
   Section 10.14     Entire Agreement............................................................................56
   Section 10.15     Construction................................................................................56
   Section 10.16     Schedules and Exhibits......................................................................56
   Section 10.17     Governing Law...............................................................................56

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SCHEDULES

        Schedule 1.1             Capital Leases

        Schedule 3.1(a)          Foreign Qualifications

        Schedule 3.3(a)          Contract Noncontravention

        Schedule 3.3(b)          Material Governmental Consents
        Schedule 3.4(a)          Financial Statements
        Schedule 3.4(b)          Material Obligations
        Schedule 3.4(c)          Monthly Financial Information
        Schedule 3.6(a)          Title to Tangible Assets
        Schedule 3.6(b)          Fiber Ownership Encumbrances
        Schedule 3.7             Subsidiaries
        Schedule 3.8             Absence of Changes
        Schedule 3.8(i)          Prepaid Sales
        Schedule 3.10            Tax Matters
        Schedule 3.11(a)         Contracts
        Schedule 3.11(b)         Contracts in Full Force and Effect
        Schedule 3.11(c)         Material Breach/Default
        Schedule 3.12(a)         Owned Real Property
        Schedule 3.12(b)         Leased Real Property
        Schedule 3.13            Intellectual Property
        Schedule 3.13(d)         Imbedded Software Licenses
        Schedule 3.14            Litigation
        Schedule 3.15            Labor and Employment
        Schedule 3.16            Employee Benefits
        Schedule 3.17            Environmental Matters
        Schedule 3.18            Certain Relationships with Subsidiaries
        Schedule 3.20            Insurance
        Schedule 3.21            Bank Accounts
        Schedule 3.23(a)         Major Suppliers
        Schedule 3.23(b)         Major Customers

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        Schedule 3.23(c)         Indemnification
        Schedule 3.24            Network Outages/Credits
        Schedule 3.27(c)         Guarantor Non-Contravention; Consents
        Schedule 3.30            Company Units
        Schedule 4.3             Purchaser Non-Contravention; Consents
        Schedule 4.7             Purchaser Capitalization and Related Matters
        Schedule 5.3(k)          Interim Conduct of the Company
        Schedule 5.7             Employment and Employee Benefit Matters
        Schedule 5.7(e)          Leave of Absence
        Schedule 6.1(j)          Employment Agreements
        Schedule 7.6(a)          Schedule of PGN Employees
        Schedule 7.6(b)          Schedule of Purchaser Employees
        Schedule 8.1(e)          Designated Entities

EXHIBITS

        Exhibit 2.1(b)           Excluded Assets
        Exhibit 2.5              Pro Forma Net Current Assets
        Exhibit 5.11             Capital Projects
        Exhibit 6.1(i)           Registration Rights Agreement
        Exhibit 6.1(k)           Approvals
        Exhibit 6.1(t)           Affiliate Agreement Transfer Consents
        Exhibit 7.4              Records Retention Policy
        Exhibit 7.5              Transitional Trademark License

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                               PURCHASE AGREEMENT

     This Purchase Agreement (this "Agreement") is entered into as of January 25, 2006 (the "Effective Date"), by and among Level 3 Communications, LLC, a Delaware limited liability company ("Purchaser"), and PT Holding Company LLC, a Delaware limited liability company ("Seller"), and solely for purposes of
Article 8 and Section 3.27 of this Agreement, Progress Telecommunications Corporation, a Florida corporation ("PTC"), Caronet, Inc., a North Carolina corporation ("Caronet"), EPIK Communications Incorporated, a Delaware corporation ("EPIK"), Florida Progress Corporation, a Florida corporation ("FPC"), and Odyssey Telecorp, Inc., a Delaware corporation ("OT" which together with Caronet, PTC, EPIK and FPC are individually or collectively referred to as a "Guarantor" or the "Guarantors") and solely for purposes of Articles 8 and 4 of this Agreement, Level 3 Communications, Inc., a Delaware corporation ("Level 3"). Purchaser and Seller are referred to herein individually as a "Party" and collectively as the "Parties."

                                    RECITALS

     WHEREAS, Seller owns all of the issued and outstanding membership units of Progress Telecom, LLC, a Delaware limited liability company (the "Company");

     WHEREAS, this Agreement contemplates a transaction in which Purchaser will acquire from Seller, in exchange for the consideration described below, all of the issued and outstanding membership units of the Company;

     WHEREAS, Purchaser desires to purchase and acquire from Seller, and Seller desires to sell and transfer to Purchaser all of the Units, on the terms and subject to the conditions set forth in this Agreement;

     NOW, THEREFORE,  in consideration of the mutual agreements contained herein
and  for  other  good  and  valuable  consideration,   the  value,  receipt  and
sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                   ARTICLE 1

                                   DEFINITIONS

    "Acquired Assets" means all of the right, title, and interest that the Company possesses in and to all the assets, rights and properties, including all of its (a) Owned Real Property and Leased Real Property, (b) tangible personal property (such as machinery, equipment, inventories of materials and supplies, manufactured and purchased parts, goods in process and finished goods, furniture, automobiles, trucks, tractors, trailers, tools, jigs, and dies), (c) Company Intellectual Property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions, (d) leases, subleases, and rights thereunder, (e) agreements, contracts, instruments, other similar arrangements, and rights thereunder, (f) accounts, notes, and other receivables, (g) securities (including the capital stock or other equity interests in its Subsidiaries), (h) claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set-off, and rights of recoupment


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(excluding  any such item  relating  to the payment of Taxes),  (i)  franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies, (j)
books,  records,  ledgers,  files,  documents,  correspondence,   lists,  plats,
architectural   plans,   drawings,   and  specifications,   creative  materials,
advertising and promotional materials, studies, reports, and other printed or written materials, and (k) the organizational documents of Company entered into or effective as of or after the Reorganization, including the corporate charter, qualifications to conduct business as a foreign corporation, minute books, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers; provided, however, that the Acquired Assets shall not include Income Tax Returns and all related work papers or any of the Excluded Assets.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

     "Allocation" has the meaning set forth in Section 2.8.

     "Business" shall refer to all businesses operated by the Company and its Subsidiaries, excepting (i) the Tower Business, (ii) the Excluded Assets, and
(iii) the businesses operated by the Excluded Affiliate, each of which will be transferred to Seller before Closing.

     "Cash Purchase Price" has the meaning set forth in Section 2.3.

     "Cash Substitution Right" has the meaning set forth in Section 2.4.

     "Closing" has the meaning set forth in Section 2.6.

     "Claims" has the meaning set forth in Section 8.2(a).

     "Closing Date" has the meaning set forth in Section 2.6.

     "COBRA Coverage" shall mean the continuation of health care coverage as required under Part 6 (Sections 601-609) of ERISA.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" has the meaning set forth in the Recitals.

     "Company Benefit Plan" has the meaning set forth in Section 3.16(a).

     "Company Contracts" has the meaning set forth in Section 3.11(a).

     "Company Intellectual Property" means all of the Company's and Subsidiaries' patents, patent applications, licenses, trademarks, trade names, service marks, domain names, computer software, data, copyrights, trade secrets, confidential business information (including formulas, compositions, inventions, manufacturing and production processes and techniques, technical drawings and designs, technical data, customer and supplier data, pricing and cost information), associated goodwill, all results and other information related to any research and development project, including all rights thereunder, remedies against infringement and rights to protection of

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interests  therein  under  the Laws of all  jurisdictions,  in each  case to the extent legally assignable and used by the Company or the Subsidiaries as of the Closing Date; provided, however, that notwithstanding the foregoing, "Company
Intellectual Property" does not include (i) any of the items or types of intellectual property listed above if exclusively related to the Excluded Assets, and (ii)any trademarks subject to the Transitional Trademark License.

     "Confidential Information" means any information concerning the business and affairs of Seller, its Subsidiaries and its Excluded Subsidiaries that is not already generally available to the public.

     "Confidentiality Agreement" has the meaning set forth in Section 5.4.

     "Disclosure Schedule" has the meaning set forth in Article 3 below.

     "Effective Date" has the meaning set forth in the preface hereto.

     "Employee Benefit Plan" means any "employee benefit plan" as such term is defined in ERISA Section 3(3) and any other material employee benefit plan, program or arrangement, including, without limitation, any such plan, program or arrangement providing severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options, equity participation, hospitalization insurance, medical insurance, life insurance, scholarships or tuition reimbursements.

     "Employees" means those employees of the Company and its Subsidiaries that the Parties have agreed are principally involved in and dedicated to the Business and whose names are set forth in Schedule 5.7 of the Disclosure Schedule; provided, however, that such term shall in no event include the Excluded Employees.

     "Environmental Laws" shall mean any applicable laws, regulations or other requirements of law or common law relating to the protection or pollution of the environment or natural resources.

     "ERISA Affiliate" means each entity that is, or has been, treated as a single employer with Seller, the Company or any Subsidiary during the 5-year period preceding the date hereof for purposes of Code Section 414.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Excluded Affiliate" shall mean PT Wireless, Inc., a Delaware corporation.

     "Excluded Assets" has the meaning set forth in Section 2.1(b).

     "Excluded Employees" means (i) those employees of the Company and its Subsidiaries that the Parties have agreed are not principally involved in and dedicated to the Business and whose names are set forth in Schedule 5.7 of the Disclosure Schedule, and (ii) the former employees of the Company and its Subsidiaries whose employment terminated prior to the Closing Date, whether or not such employees' employment was at any time principally involved in and dedicated to the Business.

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     "Excluded  Liabilities"  means  all  liabilities  of the  Company  and  its
Subsidiaries (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) other than the Retained Liabilities.

     "Excluded Subsidiaries" shall mean, individually and collectively, (a) Progress Telecom International, LLC, a Delaware limited liability company wholly owned by the Company, (b)Progress Telecom Holding, Limitada, a Brazilian limited liability company which is, indirectly through Progress Telecom International, LLC and Progress Telecom Virginia, LLC, a wholly owned subsidiary of the Company, (c) Progress Telecom Do, Limitada, a Brazilian limited liability company which is, indirectly through Progress Telecom International, LLC and Progress Telecom Holdings, Limitada, a wholly owned subsidiary of the Company,
(d) Progress Telecom Virginia, LLC, a Virginia limited liability company and a wholly owned subsidiary of Company and (e) the Excluded Affiliate.

     "Final Allocation" has the meaning set forth in Section 2.8.

     "Final Purchase Price" has the meaning set forth in Section 2.5.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time, consistently applied.

     "Governmental Entity" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other agency or instrumentality of any government, whether federal, state or local, in the United States.

     "Guarantor" and "Guarantors" each has the meaning set forth in the preface hereto.

     "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Hazardous Material" means any element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance that is defined as hazardous or toxic under any Environmental Law, including but not limited to hazardous substances and hazardous wastes. Hazardous Materials do not include those materials that are produced, manufactured, or otherwise exist either directly or as a coincidence of the primary business enterprise in which the Company and the Subsidiaries are engaged.

     "Income Taxes" means all Taxes based upon, measured by, or calculated with respect to (i) gross or net income or gross or net receipts or profits (including, but not limited to, any capital gains, alternative minimum taxes, net worth and any taxes on items of tax preference, but not including sales, use, goods and services, real or personal property transfer or other similar taxes), (ii) multiple bases (including, but not limited to, corporate franchise, doing business or occupation taxes) if one or more of the bases upon which such tax may be based upon, measured by, or calculated with respect to, is described in clause (i) above, or (iii) withholding taxes measured with reference to or as a substitute for any tax described in clauses (i) or (ii) above; and "Income Tax" means any one of them; provided, however, that Income Taxes shall not include any Tax imposed on or payable by the Company or the Subsidiaries.

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

     "Income Tax Return" means any Tax Return that relates to Income Taxes.

     "Indemnitee" has the meaning set forth in Section 8.3.

     "Indemnitor" has the meaning set forth in Section 8.3.

     "IP" means Internet protocol, as such term is commonly understood and used in the telecommunications industry.

     "IRU" has the meaning set forth in Section 3.11(xi).

     "Laws" means any applicable federal, state or local law, statute, rule, regulation, ordinance, permit, order, writ, injunction, judgment or decree.

     "Leased Real Property" means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property that is used in the Business.

     "Leases" means all leases, subleases, licenses, concessions and other agreements (written or oral), including all amendments, extensions, renewals, guaranties, and other agreements with respect thereto, pursuant to which the Company or any of its Subsidiaries holds any Leased Real Property.

     "Level 3" has the meaning set forth in the preface hereto.

     "Level 3 SEC Reports" has the meaning set forth in Section 3.26(b).

     "Liability Cap" has the meaning set forth in Section 8.1(b).

     "Lien" means any mortgage, pledge, lien, encumbrance, charge, or other security interest other than (a) builders', mechanics', warehousemen's, materialmen's, contractors, workmen's, repairmen's or carriers' liens and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, or (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Major Customers" has the meaning set forth in Section 3.23(b).

     "Major Suppliers" has the meaning set forth in Section 3.23(a).

     "Material Adverse Effect" means any effect or change that would have an immediate material and adverse effect on the Business, taken as a whole, or to the ability of Seller to consummate timely the transactions contemplated hereby; provided that none of the following shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect: any adverse change, event, development, or effect arising from or relating to (1) general business or economic conditions, including such conditions related to the Business, (2) changes or effects that generally affect (i)

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the  industry  in which the  Company  operates  or (ii) any of the  markets  for optical transport and/or related communications services (e.g., wholesale bandwidth, waves, IP services, collocation, hosting or dark fiber), (3) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (4) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (5) changes in United States generally accepted accounting principles, or (6) changes in laws, rules, regulations, orders, or other binding directives issued by any governmental entity, so long as, in the case of clauses (1) through (6) above, the Business is not materially disproportionately affected by such change, event, development or effect relative to the affect suffered by the Company's industry peers with respect to the same event or condition.

     "Monthly  Financial  Information"  has the  meaning  set  forth in  Section
3.4(c).

     "Negative Adjustment" has the meaning set forth in Section 2.5.

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "Owned Real Property" means all land, together with all buildings, structures, improvements, and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by Company or any of its Subsidiaries and used in the Business.

     "Party" and "Parties" has the meaning set forth in the preface hereto.

     "Permitted  Encumbrances"  means with  respect to each parcel of Owned Real
Property: (a) real estate taxes, assessments and other governmental levies, fees, or charges imposed with respect to such Owned Real Property that are (i) not due and payable as of the Closing Date or (ii) being contested by appropriate proceedings as disclosed on Schedules 3.10 or 3.12 of the Disclosure Schedule; (b) mechanics' liens and similar liens for labor, materials, or supplies provided with respect to such Owned Real Property incurred in the Ordinary Course of Business for amounts that are (i) not delinquent and that are, in the aggregate, material or (ii) being contested by appropriate proceedings; (c) zoning, building codes, and other land use laws regulating the use or occupancy of such Owned Real Property or the activities conducted thereon that are imposed by any governmental authority having jurisdiction over such Owned Real Property; and (d) easements, covenants, conditions, restrictions and other similar matters affecting title to such Owned Real Property and other encroachments and title and survey defects that do not or would not materially impair the use or occupancy of such Owned Real Property.

     "Permits"  means  all  licenses,  permits,   franchises,   certificates  of
authority or orders, or any waiver of the foregoing, issued by any Governmental Entity.

     "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a governmental entity (or any department, agency, or political subdivision thereof).

     "PGN IRU" has the meaning set forth in Section 3.6(b).

     "Positive Adjustment" has the meaning set forth in Section 2.5.

     "Position Paper" has the meaning set forth in Section 2.5

     "Pre-Closing Tax Period" shall mean any taxable period ending on or before the Closing Date and the portion ending on and including the Closing Date of any Straddle Period.

     "Pro Forma Net Current Assets" has the meaning set forth in Section 2.5.

     "Property Taxes" means all real, personal and intangible property Taxes, including ad valorem Taxes; and "Property Tax" means any one of them.

     "Property Tax Returns" means all Tax Returns that relate to Property Taxes.

     "Purchase Price" has the meaning set forth in Section 2.3.

     "Purchase Price Adjustment" has the meaning set forth in Section 2.5.

     "Purchaser" has the meaning set forth in the preface hereto.

     "Purchaser Claims" has the meaning set forth in Section 8.1(a).

     "Purchaser Common Stock" means common stock, par value $0.01 per share, of Level3.

     "Purchaser Indemnified Party" has the meaning set forth in Section 8.1(a).

     "Purchaser Material Adverse Effect" means any effect or change that would have an immediate material and adverse effect on the business of Purchaser and its subsidiaries, taken as a whole, or to the ability of Purchaser to consummate timely the transactions contemplated hereby; provided that none of the following shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has been, a Purchaser Material Adverse
Effect: any adverse change, event, development, or effect arising from or relating to (1) general business or economic conditions, including such conditions related to the business of Purchaser and its subsidiaries, (2) changes or effects that generally affect (i) the industry in which the Purchaser and its subsidiaries operates or (ii) any of the markets for optical transport and/or related communications services (e.g., wholesale bandwidth, waves, IP services, collocation, hosting or dark fiber), (3) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (4) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (5) changes in GAAP, or (6) changes in laws, rules, regulations, orders, or other binding directives issued by any governmental entity, so long as, in the case of clauses (1) through (6) above, the business of Purchaser and its subsidiaries is not materially disproportionately affected by such change, event, development or effect relative to the affect suffered by the Purchaser's industry peers with respect to the same event or condition

     "Release" means any material spilling, leaking, pumping, pouring, emitting, discharging, injecting, storing, escaping, dumping, burying, abandoning or disposing into the environment not otherwise permitted.

     "Reorganization" shall mean the recently completed restructuring of the ownership of the Company through (i) the formation of Seller, (ii) the transfer of the membership units held by the Company's members as of the Effective Date to Seller in exchange for identical units in Seller, as a result of which the Company has become a wholly-owned and, for federal tax purposes, a "disregarded" entity; (iii) the pre-Closing assignment and transfer of the Excluded Assets and assumption of Excluded Liabilities to Seller; and (iv) amendment and restatement of the Operating Agreement for the Company.

     "Retained Liabilities" means (i) all of the liabilities of the Company constituting current liabilities under the definition of Pro Forma Net Current Assets as of the Closing Date, (ii) all liabilities and obligations of the Company (other than those resulting from a breach by the Company prior to Closing ) under the agreements, contracts, leases, licenses, and other arrangements to which the Company is a party (other than those agreements, contracts, leases, licenses, and other arrangements which constitute Excluded Assets), (iii) all liabilities of Company with respect to its deferred income obligations related to the Business, but not including any Tax imposed in respect of such obligations, (iv) all liabilities and obligations of the Company arising under the capital leases set forth on Schedule 1.1 of the Disclosure Schedule, and (v) all liabilities and obligations of the Company (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), in each case arising from events occurring, or the operation of the Business, after the Closing, including use, possession or ownership of the Acquired Assets after the Closing.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Seller" has the meaning set forth in the preface above.

     "Seller Claims" has the meaning set forth in Section 8.2(a).

     "Seller Indemnified Parties" has the meaning set forth in Section 8.2(a).

     "Seller's Knowledge" means actual knowledge of Ronald J. Mudry, Patricia Morrison, Elizabeth A. Walker, Gregory M. Hadlock, James M. Jutzin, Elizabeth S. Vanneste, Michael Drayer, Joe Stockwell and David Hatcher after review of this Agreement and the Disclosure Schedules and Exhibits hereto and taking reasonable efforts to confirm the accuracy thereof.

     "Shares" means the number of shares of Level 3 Common Stock equal to (x) the Share Value Factor divided by (y) the Share Price.

     "Share Price" means the simple arithmetic average taken to four decimal places of the share price of Level 3 Common Stock for the period beginning at 9:30 am New York Time

("NYT") and concluding at 4:00 pm NYT on each of the ten (10) consecutive trading days on the Nasdaq National Market ending the third business day immediately preceding the Closing Date, as calculated by Bloomberg Financial LP under the function "LVLT Equity AQR" using the time periods indicated above. Such number shall be appropriately adjusted as a result of any stock split, combination, subdivision or reclassification, merger, exchange of shares or other similar business combination transaction, or any dividends or distributions with respect to such shares of Level 3 Common Stock, during such ten (10) trading-day period.

     "Share Value Factor" means $68.5 million, as such amount may be adjusted pursuant to Section 2.4.

     "Straddle Period" shall mean any taxable period that commences prior to and includes (but does not end on) the Closing Date.

     "Subsidiary" or "Subsidiaries" means PTLLC Acquisition Co., LLC, a Delaware limited liability company wholly owned by the Company.

     "Tax" or "Taxes" shall mean (i) all federal, state, local or foreign taxes, including, without limitation, income, gross income, gross receipts, production, excise, employment, sales, use, transfer, ad valorem, value added, profits, license, capital stock, franchise, severance, stamp, withholding, Social Security, employment, unemployment, disability, worker's compensation, payroll, utility, windfall profit, custom duties, personal property, real property, registration, alternative or add-on minimum, estimated and other taxes, governmental fees or like charges of any kind whatsoever, including any interest, penalties or additions thereto, whether disputed or not; (ii) any liability to pay amounts due pursuant to clause (i) on behalf of another Person, including any predecessor, under any contract, reimbursement or indemnity agreement, as transferee, successor or otherwise (excluding, in all cases, any liability as a tenant or other user of property to pay Property Taxes under a lease or similar agreement); and (iii) any liability of any Person, including any predecessor, to pay amounts described in clause (i) by reason of liability imposed under Treasury Regulations S1.1502-6 or similar provision imposing liability by reason of participation in a consolidated, combined, unitary or similar Tax Return or similar filing; and "Tax" shall mean any one of them.

     "Tax Returns" means any returns, forms, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment, collection, payment or refund of any Taxes associated with the Company or its business operations or the administration of any Laws relating to any Taxes.

     "Tower Business" means the Company's tower attachment and tower backhaul business operated with certain assets and liabilities included in the Excluded Assets and Excluded Liabilities.

     "Transitional Trademark License" has the meaning set forth in Section 7.5.

     "Treasury Regulations" shall mean all final, temporary and proposed treasury regulations promulgated under the Code.

     "Unaudited Interim Balance Sheet" has the meaning set forth in Section 3.4(a).

     "Unaudited  Interim  Financial  Statements"  has the  meaning  set forth in
Section 3.4(a).

     "Unaudited  Interim  Transport  Statements"  has the  meaning  set forth in
Section 3.4(a) below.

     "Units" shall mean the units of membership interests constituting all of the equity capital of the Company.

     "Unitholder" means Seller.

     "WARN Act" has the meaning set forth in Section 3.15 below.

     "Year-End  Financial  Statements"  has the  meaning  set  forth in  Section
3.4(a).

                                   ARTICLE 2

                                PURCHASE AND SALE

Section 2.1       Purchase and Sale of Units.

     (a) On the terms and subject to the conditions of this Agreement, Purchaser (or any subsidiary of Purchaser designated by Purchaser, provided that such designation does not release Purchaser from its obligations under this Agreement) shall, on the Closing Date, purchase from Seller, and Seller agrees to sell, transfer, assign, convey and deliver to Purchaser (or any subsidiary of Purchaser designated by Purchaser), on the Closing Date, through the transfer of the Units, all of the Acquired Assets and the Retained Liabilities, for the consideration specified below in this Article 2.

     (b) The Parties to this Agreement expressly understand and agree that, notwithstanding anything contained herein to the contrary (or whether by operation of law or otherwise), there shall be excluded from the Company, and Purchaser shall in no way receive any interest in, the Excluded Subsidiaries, the Excluded Affiliate and the other assets of Seller described in Exhibit 2.1(b) hereto (the "Excluded Assets").

     Section 2.2 Assumption of Excluded Liabilities. The parties to this Agreement expressly understand and agree that, notwithstanding anything contained herein to the contrary (or whether by operation of law or otherwise), Seller will assume at or prior to the Closing the Excluded Liabilities.

     Section 2.3 Purchase Price. Purchaser agrees to pay and deliver, as applicable, to Seller at the Closing a total purchase price (the "Purchase Price") consisting of: (a) Sixty-Eight Million Five Hundred Thousand Dollars ($68,500,000.00) in cash (the "Cash Purchase Price") payable by wire transfer or delivery of other immediately available funds to an account or accounts designated in writing by Seller (as such amount may be adjusted pursuant to Section 2.4 and 2.5); and (b) the Shares.

     Section 2.4 Cash Substitution Right. At any time on or prior to the third business day before the Closing, Purchaser shall have the right, in its sole discretion, upon written notice to Seller, to elect to reduce the Share Value Factor, thereby reducing the number of Shares otherwise deliverable by Purchaser at the Closing, and in lieu of such number of Shares not being delivered pay additional cash to Seller at the Closing (the "Cash Substitution Right"). If Purchaser exercises its Cash Substitution Right, the Cash Purchase Price shall be increased by an amount equal to the amount by which Purchaser has elected to decrease the Share Value Factor.

     Section 2.5 Purchase Price Adjustment.

     (a) Exhibit 2.5 sets forth a calculation of certain current assets and current liabilities of the Business stated as of the date of the balance sheet contained in the Unaudited Interim Transport Statements which include only the following: all net Accounts Receivable, Other Current Assets, all net Accounts Payable, Accrued Payroll, Accrued Taxes, Current Portion of Capital Lease Obligation and Other Current Liabilities (the "Pro Forma Net Current Assets"). Within thirty (30) days after the Closing Date, Seller will prepare and deliver to Purchaser a calculation of the Pro Forma Net Current Assets, determined as of the close of business on the Closing Date and in the same manner as set forth on
Exhibit 2.5, which will be prepared in a manner consistent with the Unaudited Interim Balance Sheet and which applies GAAP in recognizing transactions underlying the balances. In addition to the foregoing, the final calculation of the Pro Forma Net Current Assets will incorporate the anticipated year-end accounting adjustments set forth in Exhibit 2.5 to the extent actually recorded on the Company's financial statements as of December 31, 2005 and consistent with GAAP.

     (b) If Pro Forma Net Current Assets as of the Closing Date, as finally determined under this Section 2.5, is greater than One Million Dollars ($1,000,000.00), then Purchaser shall pay to Seller the amount of the difference in immediately available funds (the "Positive Adjustment"). If Pro Forma Net Current Assets as of the Closing Date, as finally determined under this Section 2.5, is less than One Million Dollars ($1,000,000.00), then Seller shall pay to Purchaser the amount of the difference in immediately available funds (the "Negative Adjustment"). The Positive Adjustment and the Negative Adjustment are collectively referred to as the "Purchase Price Adjustment".

     (c) The Positive Adjustment or the Negative Adjustment, as appropriate, shall be paid by the Party required to pay such Positive Adjustment or Negative Adjustment to the other Party within fifteen (15) days of final determination pursuant to this Section 2.5. If the parties have not agreed upon the Positive Adjustment or Negative Adjustment within sixty (60) days after the Closing Date, the senior executives of each Party will meet (in person or by phone) to attempt to resolve the dispute. In the event Seller and Purchaser are unable to agree on a Positive Adjustment or Negative Adjustment prior to the ninetieth (90th) day following the Closing Date, each Party shall prepare a single written memorandum setting forth its arguments, points of disagreement with respect to the other Party's position or computations (but only if and to the extent one Party is aware of the other Party's position or computations), and all related facts and computations with respect to what each Party believes to be the proper Positive Adjustment or Negative Adjustment (a "Position Paper"), and will submit its Position Paper to PricewaterhouseCoopers, LLC within one hundred and twenty
(120) days following the Closing, following which PricewaterhouseCoopers, LLC shall review each Party's Position Paper and prepare and then issue to the Parties, within thirty (30) days after the last date on which a Party is entitled to submit its Position Paper (as described above), PricewaterhouseCoopers, LLC's determination regarding the points of disagreement and the resulting Positive Adjustment or Negative Adjustment, said determination being agreed by the Parties to be final and binding upon them. The fees and disbursements of PricewaterhouseCoopers, LLC acting under this Section
2.5 shall be apportioned between Purchaser and Seller as is determined by PricewaterhouseCoopers, LLC, in its sole and absolute discretion, to be reasonably proportionate to the differences, if any, between the Positive Adjustment or Negative Adjustment described in that Party's Position Paper and the Positive Adjustment or Negative Adjustment as prepared and issued by PricewaterhouseCoopers, LLC.

     (d) The Purchase Price as so adjusted is referred to herein as the "Final Purchase Price". Notwithstanding anything to the contrary herein, Seller shall not be obligated to indemnify Purchaser against any adverse consequences the result of, or based upon or arising from, any claim or liability to the extent such claim or liability is taken into account in determining the Purchase Price Adjustment as finally determined pursuant to this Section 2.5.

     Section 2.6 The Closing. Unless this Agreement has been terminated in accordance with its terms, or unless another date, time or place is agreed to in writing by the Parties, the closing of the transactions contemplated herein (the "Closing") will take place at 10:00 a.m., local time, on the third business day following satisfaction or waiver of the conditions set forth in Article 6 (the "Closing Date"), at the offices of Hanson Bridgett, 425 Market Street, 26th floor, San Francisco, CA 94105.

     Section 2.7 Deliveries at the Closing. At the Closing, (i) Seller shall deliver to Purchaser the various certificates, instruments, and documents referred to in Section 6.1 below; (ii) Purchaser will deliver to Seller the various certificates, instruments, and documents referred to in Section 6.2 below; (iii) Seller shall deliver to Purchaser evidence of the Units being purchased by Purchaser from the Seller against payment by the Purchaser to the Seller of the Purchase Price for such Units; (iv) Seller shall execute, acknowledge (if appropriate), and deliver to Purchaser all other instruments of sale, transfer, conveyance, and assignment as Purchaser and its counsel may reasonably request; and (v) Purchaser will deliver to Seller the consideration specified in Section 2.3 above.

     Section 2.8 Allocation. The Company is intended to be a disregarded entity for federal tax purposes and, in states that conform to the federal treatment, state Income Tax purposes. Accordingly, the Parties shall treat the sale of the Units hereunder as a sale of the Acquired Assets by the Seller to Purchaser for all such tax purposes (including treatment as a sale of the assets of the Company's Subsidiaries that are disregarded for tax purposes). Seller shall prepare and deliver to Purchaser, within twenty (20) days after the Purchase Price Adjustment is made pursuant to Section 2.5, an allocation (hereinafter referred to as the "Allocation") of the Final Purchase Price (and all other capitalized costs) among the Acquired Assets in accordance with Code Section 1060 and Treasury Regulations thereunder (and any similar provision of state, local or foreign law, as appropriate). Seller shall deliver such allocation (hereinafter referred to as the "Allocation") to Purchaser within forty-five
(45) days after the Closing Date. Purchaser shall review the Allocation and negotiate in good faith with Seller to reach a mutually agreed upon allocation (the "Final Allocation"). Seller and Purchaser and its Affiliates shall report, act, and file Income Tax Returns (including, but not limited to Internal Revenue Service Form 8594) in all respects and for all purposes consistent with the Final Allocation. Purchaser shall timely and properly prepare, execute, file, and deliver all such documents, forms, and other information as Seller may reasonably request in preparing the Allocation. Neither Seller nor Purchaser shall take any position for Income Tax purposes (whether in audits, Tax Returns, or otherwise) that is inconsistent with the Final Allocation unless required to do so by applicable law. In the event that any Tax authority disputes the Final Allocation, Seller or Purchaser, as the case may be, shall promptly notify the other party of the nature of such dispute. In the event Seller and Purchaser are unable to agree on a Final Allocation prior to the thirtieth (30th) day following the delivery of the Allocation to Purchaser, they shall mutually select and retain a nationally recognized valuation firm (the "Valuation Firm"), which may but need not be an accounting firm, to resolve as promptly as feasible all disputed items and shall submit to the Valuation Firm such information as it may request or they may believe appropriate. Seller and Purchaser shall endeavor in good faith to reach agreement on the Valuation Firm. The Valuation Firm's determination of the Final Allocation shall be final and binding upon the Parties. Purchaser and Seller shall each pay one half of the fees and disbursements of the Valuation Firm.

                                   ARTICLE 3

                    SELLER'S REPRESENTATIONS AND WARRANTIES.

     Seller represents and warrants to Purchaser that the statements contained in this Article 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 3), except as set forth in the disclosure schedule accompanying this Agreement (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article 3.

     Section 3.1 Organization.

     (a) The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Except as set forth on Schedule 3.1(a) of the Disclosure Schedule, the Company is duly qualified or licensed to do business as a foreign entity and is in good standing in each jurisdiction in which the ownership or lease of its assets or the operation of its business requires such qualification or license, except where the failure to so qualify or be so licensed would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (b) Each of the Company and the Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Company and the Subsidiaries is duly qualified or licensed to do business as a foreign entity and is in good standing in each jurisdiction in which the ownership or lease of its assets or the operation of its business requires such qualification or license, except where the failure to so qualify or be so licensed would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company and the Subsidiaries has all requisite corporate power and authority to carry on the business currently conducted by it.

     Section 3.2 Authorization of Transaction. The Company has full power and authority (including full corporate or other entity power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the Board of Managers of the Company and Unitholder have duly authorized the execution, delivery, and performance of this Agreement by the Company. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions.

     Section 3.3 Noncontravention; Consents.

     (a) Except as set forth in Schedule 3.3(a) of the Disclosure Schedule neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will: (i) violate any applicable Laws to which the Company is subject, except for violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(ii) conflict with or result in a breach of any provision of the Certificate of Formation of the Company; or (iii) constitute a violation of, be in conflict with, constitute or create a breach, default, termination, cancellation or acceleration of any obligation under any material contract, agreement or commitment to which the Company or any of the Subsidiaries is a party.

     (b) Except as set forth in Schedule 3.3(b) of the Disclosure Schedule and except for compliance by Purchaser and Seller with the Hart-Scott-Rodino Act no material notices, licenses, Permits, consents, approvals, authorizations, qualifications or orders of Governmental Entities are required for the consummation by the Parties of the transactions contemplated hereby.

     Section 3.4 Financial Statements.

     (a) Set forth on Schedule 3.4(a) of the Disclosure Schedule are correct and complete copies of (i) the audited consolidated balance sheets of the Company and its subsidiaries as of December 31, 2004, and the related consolidated statements of income and cash flows for December 31, 2004 balance sheets, the year then ended (the "Year-End Financial Statements"); (ii) the unaudited consolidated balance sheet of the Company and Subsidiaries as of September 30, 2005 (the "Unaudited Interim Balance Sheet") and the related consolidated statement of income for the nine month period then ended (the "Unaudited Interim Statement of Income"), which collectively are referred to as the "Unaudited Interim Financial Statements"; and (iii) the unaudited transport (excluding the Tower Business) balance sheet of the Company as of September 30, 2005, and the related unaudited transport (excluding the Tower Business) statement of revenue and expenses for the nine month period then ended, which together are referred to as the "Unaudited Interim Transport Statements". The Year-End Financial Statements and the Unaudited Interim Financial Statements were prepared in accordance with GAAP, and present fairly in all material respects the financial position and results of operations of the Company and the subsidiaries as of the dates and for the periods indicated therein, and in the case of the Unaudited Interim Financial Statements, subject to normal year-end adjustments, any other adjustments described therein, and the absence of footnotes and other disclosure and presentation items. The Unaudited Interim Transport Statements were prepared in a manner which applied GAAP in recognizing the transactions underlying the balances as described on Schedule 3.4(a) of the Disclosure Schedule, and present fairly in all material respects the financial position and results of operations of the Business as of the dates and for the periods indicated therein.

     (b) Except as included on the Unaudited Interim Transport Statements, or as set forth in Schedule 3.4(b) of the Disclosure Schedule, the Company does not have any material debts, liabilities or obligations of any nature, other than
(i) debts, liabilities or obligations disclosed in any Disclosure Schedule; (ii) liabilities or obligations under any agreements, contracts, instruments, other similar arrangements that are included in the Acquired Assets; (iii) debts, liabilities or obligations described in the Notes to the Year-End Financial Statements; and (iv) liabilities incurred in the Ordinary Course of Business since the date of the Unaudited Interim Balance Sheet.

     (c)  Schedule  3.4(c) of the  Disclosure  Schedule  sets forth for  January through September 2005 (i) monthly New Bookings (net of change order/breakage/other), (ii) monthly Renewal Price Erosion, (iii) monthly Disconnects, and (iv) Net MRR Change (the "Monthly Financial Information"). The Monthly Financial Information was (a) was prepared in good faith in the Ordinary Course of Business for the internal use of the Company or Seller or in connection with the transactions contemplated by this Agreement for the use of Purchaser, and (b) presents fairly in all material respects the information purported to be presented therein as of the respective dates and for the months indicated therein.

     Section 3.5 Brokers' Fees. The Company has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Purchaser could become liable or obligated. None of the Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     Section 3.6 Title to Tangible Assets.

     (a) Subject to the Permitted Encumbrances and as described in Schedule 3.6(a) of the Disclosure Schedule, Company and its Subsidiaries have good and valid title, free and clear of any Liens, to, or a valid leasehold interest in, the Acquired Assets. Except as set forth on Schedule 3.6(a), the Acquired Assets consist of all assets which are used in the Business. The Acquired Assets are adequate to conduct the operations of the Business in the manner currently conducted by Company.

     (b) Subject to the Permitted Encumbrances and as described in Schedule 3.6(b) of the Disclosure Schedule, (i) the optical fibers owned by the Company that are transferred as part of the Acquired Assets are free and clear of any liens or encumbrances which would impair Purchaser's ability to operate the Business as it is currently operated by the Seller, and (ii)the IRU Agreement between Progress Energy Florida, Inc. and Progress Energy Carolinas, Inc. and Progress Telecom, LLC entered into effective December 19, 2003, as thereafter amended or superceded (the "PGN IRU"), is a valid, binding and enforceable agreement of PGN and the Company except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights.

     Section 3.7 Subsidiaries. Schedule 3.7 of the Disclosure Schedule sets forth for each Subsidiary (i) its name and jurisdiction of incorporation, (ii) the number of authorized shares or membership interests for each class of its equity capital, (iii) the number of issued and outstanding shares or membership units for each class of capital stock or membership unit, the names of the holders thereof, and the number of shares or membership interests held by each such holder, (iv) any securities convertible into or exchangeable for any capital stock or other ownership interests in such Subsidiary or any rights to subscribe for or to purchase or any options for the purchase of any capital stock of or other ownership interests in such Subsidiary, and (v) its directors, managers and officers. Each Subsidiary is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization. Each Subsidiary is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Material Adverse Effect. Each Subsidiary has full corporate or other entity power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it. All of the issued and outstanding equity capital of each Subsidiary have been duly authorized and are validly issued, fully paid, and non-assessable. The Company holds of record and owns beneficially all of the equity capital of each Subsidiary, free and clear of any Liens. Except for the Subsidiaries set forth in Schedule 3.7 of the Disclosure Schedule, neither Company nor any of the Subsidiaries owns or has any right to acquire, directly or indirectly, any outstanding capital stock of, or other equity interests in, any Person.

     Section 3.8 Absence of Changes. Since September 30, 2005, and through to and including the Effective Date, there has not been any event which has had a Material Adverse Effect on the Acquired Assets, liabilities, financial position, condition, operations or results of operations of the Business. Since September 30, 2005, and through to and including the Effective Date, and except as set forth in Schedule 3.8 of the Disclosure Schedule:

     (a) the Company has not sold, leased, transferred, assigned or subjected to any Lien any material tangible or intangible assets (including Company Intellectual Property) other than the sale or lease of products or services in the Ordinary Course of Business of the Company and the Subsidiaries;

     (b) no party (including the Company) has accelerated, terminated or cancelled (other than with respect to an agreement with a month-to-month term or as a result of the expiration of the term of any agreement), or defaulted (other than as a result of a past due account receivable in the Ordinary Course of Business) on any of its material obligations under any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) involving more than Two Hundred Fifty Thousand Dollars ($250,000) annually to which the Company is a party or by which it is bound;

     (c) the Company has not delayed, postponed or defaulted in the payment of material accounts payable and other material liabilities or paid, discharged or satisfied any material liability, debt or obligation outside the Ordinary Course of Business;

     (d) the Company has not cancelled, compromised, waived or released any right or claim (or series of related rights and claims) involving more than Two Hundred Fifty Thousand Dollars ($250,000) in any twelve (12) month period, outside the Ordinary Course of Business;

     (e) the Company has not granted any license or sublicense of any rights under or with respect to any material Company Intellectual Property;

     (f) the Company has not experienced any damage, destruction or loss (not covered by insurance) to any of its property that has had a Material Adverse Effect on the Company;

     (g) the Company has not granted any increase in the compensation of any officers or employees, or made any other material change in employment terms for any such officers or employees outside the Ordinary Course of Business;

     (h) the Company has made all material expenditures in connection with the normal maintenance, repair and replacement of the assets and properties used in the operations of the Company in accordance with its past custom and practice;

     (i) the Company has not entered into any Prepaid Revenue Contracts other than those shown on Schedule 3.8(i) of the Disclosure Schedule, with the term "Prepaid Revenue Contract" defined to mean an agreement, contract, lease or license for the sale of goods or services by the Company where there is no MRR or where the prepayment is greater than (i) two hundred percent (200%) of the MRR for that agreement, contract, lease or license, and (ii)Ten Thousand Dollars ($10,000).

     (j) the Company has not materially changed any of its methods of accounting or bookkeeping or any other accounting practices;

     (k) the Company has not entered into any material agreement, contract, lease, or license outside the Ordinary Course of Business;

     (l) the Company has not made any material capital expenditures outside the Ordinary Course of Business;

     (m) the Company has not created, incurred, assumed, or guaranteed more than One Hundred Thousand Dollars ($100,000.00) in aggregate indebtedness for borrowed money and capitalized lease obligations;

     (n) the Company has not declared, set aside, or paid any dividend or made any distribution with respect to its equity securities (whether in cash or in
kind)  or  redeemed,   purchased,  or  otherwise  acquired  any  of  its  equity
securities;

     (o) the Company has not made any loans or advances of money; and

     (p) the Company has not committed to do any of the foregoing.

     Section 3.9 Legal Compliance. Each of Seller and its Subsidiaries has complied in all material respects with all applicable Laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, hearing, charge, complaint, claim, notice or to Seller's Knowledge, investigation, or demand has been filed or commenced against the Company or the Subsidiaries alleging any failure to comply with any such Laws.

     Section 3.10 Tax Matters. Except as set forth in Schedule 3.10 of the Disclosure Schedule:

     (a) (i) Each of the Company and the Subsidiaries has filed on or prior to the due date (after giving effect to any extensions) all Tax Returns that it was required by applicable Law to file, and has timely paid all Taxes shown thereon as owing, (ii) all such Tax Returns were true, correct and complete in all respects as of the time of such filing; (iii)all Taxes owed by the Company and the Subsidiaries (whether or not shown on any Tax Return), if required to have been paid, have been paid, including, without limitation, any use Taxes that were required to be self assessed and Taxes that were or should have been collected on the sale of services (except for Taxes which are being contested in good faith, with adequate reserves being established in accordance with GAAP); and (iv) any existing liability of the Company or any of the Subsidiaries for Taxes not yet due and payable, or which are being contested in good faith, have been provided for on the financial statements of the Company in accordance with GAAP or the books and records of the Company in accordance with GAAP;

     (b) The Company has made available to Purchaser correct and complete copies of (i) all Income Tax Returns and other material Tax Returns filed by the Company since December 31, 2003, and (ii) examination reports and statements of deficiencies assessed against or agreed to by any of the Company and its Subsidiaries since December 31, 2004;

     (c) Since the Company's formation, no claim has been made by any Tax authority in a jurisdiction where the Company or the Subsidiaries has not filed a Tax Return that it is or may be subject to Tax by such jurisdiction, nor to Seller's Knowledge, is any such assertion threatened;

     (d) (i) there is no outstanding request for any extension of time for the Company or the Subsidiaries to pay any Taxes or file any Tax Returns, (ii) there has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any Taxes of the Company or the Subsidiaries that is currently in force; and no power of attorney granted by or with respect to the Company and its Subsidiaries for Taxes is currently in force, (iii) no statute of limitation for Tax years concerning any material Tax or any material amount of Tax of the Company and its Subsidiaries has closed, and (iv) neither the Company nor the Subsidiaries is a party to or bound by any agreement (excluding any agreement for the payment of Property Taxes by a lessee or similar user of property), whether written or unwritten, providing for the payment of Taxes, payment for Tax losses, entitlements to refunds or similar Tax matters;

     (e) (i) Neither the Company nor either of its Subsidiaries is a party to any Contract, arrangement or plan that would result, separately or in the aggregate, in a payment by reason of the transactions contemplated by this Agreement that would not be deductible under Section 280G of the Code (or any corresponding provision of state, local or foreign Tax law), and (ii) the disallowance of a deduction under Section 162(m) of the Code (or any corresponding provision of state, local or foreign Tax law) for employee remuneration will not apply to any amount paid or payable by the Company through the Closing Date under any Contract, benefit plan, program, arrangement or understanding currently in effect;

     (f) None of the assets, properties or rights of the Company and the Subsidiaries include any lease made pursuant to former Section 168(f)(8) of the Internal Revenue Code of 1954;

     (g) Neither the Company nor either of the Subsidiaries has been a member of an affiliated group (within the meaning of Code Section 1504(a)) filing a consolidated federal income Tax Return;

     (h) The Company and the Subsidiaries have neither (i) made, changed or revoked, or permitted to be made, changed or revoked, any election or method of accounting with respect to Taxes (other than Income Taxes) affecting or relating to the Company and its Subsidiaries since the filing of the applicable Tax Return relating to Tax periods ending on or before December 31, 2003, nor (ii) entered into, or permitted to be entered into, any closing or similar agreement or settlement with respect to Taxes affecting or relating to the Company and its Subsidiaries;

     (i) Neither the Company nor the Subsidiaries have a permanent establishment in a jurisdiction outside the United States.

     (j) The transactions contemplated by this Agreement are not subject to tax withholding pursuant to the provisions of Section 3406 or Subchapter A of Chapter 3 of the Code;

     (k) There are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company or the Subsidiaries;

     (l) Neither Seller nor Company is a Person other than a United States Person within the meaning of the Code.

     (m) There is neither any action, suit, proceeding, audit, claim or, to the Seller's Knowledge, investigation now pending against the Company or the Subsidiaries in respect of any Tax, nor, to the Seller's Knowledge, has any claim for additional Tax been threatened by any Tax authority;

     (n) The Company and the Subsidiaries have withheld, collected and paid all Taxes related to the Business required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party;

     (o) None of the Acquired Assets are "tax-exempt use property" within the meaning of Section 168(h) of the Code; and

     (p) The Company is now and the Subsidiaries are and have always been classified as entities disregarded as separate from their owner (within the meaning of Treasury Regulations S301.7701-2(c)(2)) for U.S. federal Tax purposes and, disregarding any change in law or action taken or caused by Purchaser, will continue to be so classified up to and including the Closing Date.

     Section 3.11 Contracts.

     (a) Seller has delivered or made available to Purchaser (by allowing Purchaser to review and inspect the Company's books and records, in hard copy, electronically via e-mail, or by accessing the Intralinks electronic data room that was created to allow controlled access to various Company and transaction related documents) copies of all of the following written agreements, contracts or other binding commitments, and summaries of all of the following oral agreements, contracts or other binding commitments, to which the Company or a Subsidiary is a party or by which its properties or assets are bound as of the date hereof or with respect to which Seller has guaranteed the obligations of the Company or any Subsidiary, excepting such agreements, contracts and other binding commitments that have expired or terminated (except as a result of a breach by the Company), as set forth on Schedule 3.11(a) of the Disclosure Schedule (collectively, the "Company Contracts"):

     (i) material mortgages, loans, security agreements, indentures, promissory notes or other instruments relating to the borrowing of money;

     (ii) guarantees of any material third party obligations;

     (iii) agreements for the sale or lease by the Company or a Subsidiary to any Person of any material amount of its assets, other than (a) the retirement or other disposition of assets no longer useful to the Company or a Subsidiary or (b) the sale or lease of products and services in the Ordinary Course of Business;

     (iv) as of the Effective Date, agreements or purchase under a tariff requiring the payment by the Company or a Subsidiary of more than Two Hundred Fifty Thousand Dollars ($250,000) in any twelve (12) month period extending beyond September 30, 2005 for communications services or the purchase or lease of any machinery, equipment or other capital assets;

     (v) employment, severance, retention or consulting agreements or agreements providing for severance payments or other benefits by the Company or any Subsidiary in the event of the sale or change of control of the Company or any Subsidiary, excluding any such agreements that will be fully performed as of December 31, 2005;

     (vi) partnerships, joint ventures or teaming agreements;

     (vii) licenses of patent, trademark or other material Company Intellectual Property rights;

     (viii) agreements between the Company or a Subsidiary or with any Affiliate of the Company;

     (ix) Intentionally Omitted;

     (x) as of the Effective Date, Leases, excluding any network collocation facility leases, subleases or similar rights of occupancy or use;

     (xi) (A) contracts or agreements for the sale, license (as licensor) or lease (as lessor) by the Company or any of the Subsidiaries of services, products, company Intellectual Property or other assets to the twenty (20) largest Major Customers, as defined in Section 3.23 and listed in Schedule 3.23(b) of the Disclosure Schedule; or (B) as of the Effective Date, contracts or agreements relating to the sale, license or lease by or to the Company or any of the Subsidiaries of any indefeasible rights of use of capacity or infrastructure ("IRUs");

     (xii) peering agreements of the Company or the Subsidiary;

     (xiii) non-competition agreements or any other agreements or obligations which purport to limit in any material respect (i) the manner in which, or the localities in which, the Business may be conducted or (ii) the ability of either of the Company or the Subsidiaries to provide any type of service;

     (xiv) agreements containing any exclusivity clause, most-favored-nations clause, benchmarking clause or marked-to-market pricing provision; (xv) as of the Effective Date, any other agreement requiring the payment by the Company or a Subsidiary to any Person (other than an Affiliate thereof) of more than Two Hundred Fifty Thousand Dollars ($250,000.00) in any twelve (12) month period extending beyond September 30, 2005; and

     (xvi) any other material agreements not in the Ordinary Course of Business of the Company and its Subsidiaries.

     (b) Except as set forth in Schedule 3.11(b) of the Disclosure Schedule, each Company Contract is a valid, binding and enforceable obligation of the Company in accordance with its terms, and, to Seller's Knowledge, of the other party or parties thereto except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights, or by general equity principles, including principles of commercial reasonableness, good faith and fair dealing, and to Seller's Knowledge, each Company Contract is in full force and effect.

     (c) Neither Company nor, to Seller's Knowledge, any other party thereto, except as set forth in Schedule 3.11(c) of the Disclosure Schedule, is in material breach of or default (other than as a result of a past due account receivable in the Ordinary Course of Business) under any term of any Company Contract or has repudiated any term of any Company Contract.

     Section 3.12 Real Property.

     (a) Schedule 3.12(a) of the Disclosure Schedule describes in reasonable detail each parcel of Owned Real Property of the Company and/or the Subsidiaries. With respect to each such parcel of Owned Real Property, and except as set forth on Schedule 3.12(a) of the Disclosure Schedule:

     (i) the Company owns fee simple title to such parcel, free and clear of all material Liens, other than Permitted Encumbrances;

     (ii)  there  are  no  pending   or,  to  Seller's   Knowledge,   threatened
condemnation proceedings relating to such property;

     (iii) there are no outstanding options or rights of first refusal to purchase such parcel, or any portion thereof or interest therein; and

     (iv) there are no parties (other than the Company) in possession of such parcel.

     (b) Schedule 3.12(b) of the Disclosure Schedule lists all Leased Real Property of the Company and/or the Subsidiaries. With respect to the Leased Real
Property:

     (i) Such Leased Real Property, excluding, however, any IRUs and any network collocation facility leases, subleases or similar rights of occupancy or use, constitutes the entire agreement to which the Company or such Subsidiary is a party with respect to said Leased Real Property;

     (ii) except as set forth on Schedule 3.12(b) of the Disclosure Schedule, and excluding any IRUs, the Company or such Subsidiary has not assigned, sublet, transferred or conveyed any of its interest in such Leased Real Property (other than grants of rights to third parties with respect to such Leased Real Property in connection with the Ordinary Course of Business of the Company); and

     (iii) except as set forth on Schedule 3.12(b) of the Disclosure Schedule neither the Company nor any of the Subsidiaries is in receipt of any notice of default pursuant to any Leased Real Property.

     Section 3.13 Intellectual Property.

     (a) The Company owns or has the right to use pursuant to license, sublicense, agreement or permission all Company Intellectual Property. To Seller's Knowledge, and other than as set forth in Schedule 3.13 of the Disclosure Schedule, (i) the use by the Company and the Subsidiaries of the Company Intellectual Property does not interfere with, infringe upon or otherwise misappropriate any intellectual property rights of third parties. The Company has not received any written charge, complaint, claim, demand or notice alleging any such infringement or misappropriation (including any such claim that the Company must license or refrain from using any intellectual property rights of any third party).

     (b) Schedule 3.13 of the Disclosure Schedule identifies each patent, copyright registration, trademark and service mark registration, domain name, pending patent application and application for registration with respect to any material Company Intellectual Property and each material license, sublicense, agreement or other permission that the Company or any of the Subsidiaries has granted to any third party with respect to any Company Intellectual Property. Company has delivered or made available to Purchaser copies of all such patents, registrations, applications, licenses, sublicenses, agreements and permissions, each as amended to date.

     (c) Schedule 3.13 of the Disclosure Schedule identifies each material license, sublicense, agreement or other permission pursuant to which the Company or any of the Subsidiaries uses any material item of intellectual property owned by a third party. Except as prohibited by Law, by the terms therein or under any confidentiality agreement, Company has made available to Purchaser copies of all such licenses, sublicenses, agreements and permissions, each as amended to date.

     (d) Except as set forth in Schedule 3.13(d) of the Disclosure Schedule, neither the Company nor the Subsidiaries have purchased or sold any material telecommunications equipment without procuring or having the transferee procure a software license for the imbedded software in such equipment.

     Section 3.14 Litigation. Except as set forth in Schedule 3.14 of the Disclosure Schedule, there are no legal, administrative, arbitration or other proceedings or governmental investigations pending or, to Seller's Knowledge, threatened, against the Company (i) that question the validity of this Agreement or any action taken or to be taken by Company in connection with this Agreement or (ii) that are material to the Company.

     Section 3.15 Labor and Employment. With respect to the Company and the Subsidiaries, except as set forth in Schedule 3.15 of the Disclosure Schedule:
(i) there are no strikes, work stoppages or material disputes pending, or to Seller's Knowledge, threatened, that involve any Employees, (ii) none of the Employees are currently represented by any labor union, and to Seller's Knowledge, no union organization campaign is in progress with respect to the Employees, and no question concerning representation exists respecting such employees, (iii) there is no unfair labor practice charge or complaint against the Company or any Subsidiary pending or, to Seller's Knowledge, threatened, before the National Labor Relations Board or any similar Governmental Entity,
(iv) there is no pending or, to Seller's Knowledge, threatened grievance, arbitration, demand letter or claim involving an Employee claiming damages in excess of Ten Thousand Dollars ($10,000), (v) there is no discrimination charge by any Employee with respect to or relating to the Company or any Subsidiary pending before the Equal Employment Opportunity Commission or any other similar Governmental Entity responsible for the prevention of unlawful employment practices, (vi) the Company and each Subsidiary are in compliance with all laws, regulations and orders relating to the employment of labor, including all such laws, regulations and orders relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar employment tax except for immaterial non-compliance, and (vii) each individual who renders services to the Company and the Subsidiaries who is classified as having the status of an independent contractor or other non-employee status for any purpose (including for purposes of taxation and tax reporting and under the Company Benefit Plans) is properly so characterized. Within the past two (2) years, neither Seller nor any of its Subsidiaries has implemented any plant closing or layoff of employees that could implicate the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar foreign, state or local law, regulation or ordinance (collectively, the "WARN Act"), and no such action will be implemented prior to the Closing Date with respect to the Employees without the advance written consent of the Purchaser.

     Section 3.16 Employee Benefits. Schedule 3.16 of the Disclosure Schedule lists each Employee Benefit Plan that the Company or any Subsidiary sponsors or maintains with respect to the current or former employees of the Business or to which the Company or any Subsidiary contributes, or has an obligation to contribute, with respect to the current or former employees of the Business (each a "Company Benefit Plan"). With respect to each such Company Benefit Plan:

     (a) Each Company Benefit Plan that is intended to meet the qualification requirements of Section 401(a) of the Code has received a favorable determination letter from the IRS and no amendment has been made nor has any event occurred with respect to any such Company Benefit Plan which would reasonably be expected to cause the loss or denial of such qualification under Code Section 401(a);

     (b) None of the Company Benefit Plans is a "multiemployer plan", as defined in Section 3(37) of ERISA, and none of the Company, any Subsidiary or any ERISA Affiliate has ever contributed to, or ever been obligated to contribute to, any such multiemployer plan;

     (c) None of the Company Benefit Plans is a "defined benefit plan", as defined in Section 3(35) of ERISA, that is subject to Title IV of ERISA, and none of the Company, any Subsidiary or any ERISA Affiliate has ever maintained or contributed to, or ever been obligated to contribute to, any such defined benefit plan;

     (d) None of the Company Benefit Plans provide retiree health or life benefits except as may be required by COBRA Coverage or similar state or local Law;

     (e) Except as set forth on Schedule 3.16 of the Disclosure Schedule, the Company Benefit Plans provide benefits to, or on behalf of, any employee employed by, or previously employed by, the Company or the Subsidiaries;

     (f) Payment of all material amounts due, owing and required to be contributed with respect to the Employees under the terms of each Company Benefit Plan or required to be paid as expenses with respect to the Employees under any such Company Benefit Plan through the Closing Date has been made by or on behalf of the Company, or accrued on the Company's books in accordance with GAAP and reflected in the Pro Forma Net Current Assets;

     (g) There have been no material violations of ERISA or the Code with respect to the filing of applicable reports, documents and notices regarding the Company Benefit Plans with the Secretary of Labor or the IRS or the furnishing of required reports, documents or notices to the participants or beneficiaries of the Company Benefit Plans;

     (h) There are no pending actions, claims or lawsuits which have been asserted or instituted against the Company Benefit Plans, the assets of any of the trusts under such plans or the plan sponsor or the plan administrator, or against any fiduciary of the Company Benefit Plans with respect to the operation of such plans (other than routine benefit claims), nor does Seller have knowledge of facts which could form the basis for any such claim or lawsuit. Except as set forth on Schedule 3.16 of the Disclosure Schedule, no stock or other security issued by Seller or any Affiliate forms or has formed a material part of the assets of any Company Benefit Plan. Neither the Company nor any Subsidiary has received any communication from any government agency questioning or challenging the compliance of any Company Benefit Plan with applicable Laws. No Company Benefit Plan is currently being audited by a governmental agency for compliance with applicable Laws or has been audited with a determination by the governmental agency that the Company Benefit Plan failed to comply with applicable Laws;

     (i) The Company Benefit Plans have been maintained, in all material respects, in accordance with their terms and with all provisions of ERISA and the Code (including rules and regulations thereunder) and other applicable federal and state Laws and regulations, and none of the Company, the Subsidiaries, or any "party in interest" or "disqualified person" with respect to the Company Benefit Plans has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or 4975 of the Code;

     (j) All amendments and actions required to bring the Company Benefit Plans into conformity in all material respects with all of the applicable provisions of ERISA, the Code and other applicable Laws have been made or taken except to the extent that such amendments or actions are not required by Law to be made or taken until a date after the Closing;

     (k) Except as set forth on Schedule 3.16 of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, either alone or upon the occurrence of subsequent events, (i) result in any payment becoming due to any employee (current, former or retired) of the Company or the Subsidiaries, (ii) increase any benefits otherwise payable under any Company Benefit Plan, (iii) result in the acceleration of the time of payment or vesting of any benefits under any Company Benefit Plan, or (iv) constitute a "change in control" or similar event under any Company Benefit Plan; and

     (l) True, correct and complete copies of the following documents, with respect to each of the Company Benefit Plans, to the extent applicable, have been made available to Purchaser by Seller: (i) all plans and related trust documents, and amendments thereto; (ii) the most recent Forms 5500; (iii) the last IRS determination letter; (iv) all summary plan descriptions; (v) all summary of material modifications; (vi) all summary annual reports; (vii) the most recent actuarial report relating to the Company Benefit Plans; and (viii) written descriptions of all non-written agreements relating to the Company Benefit Plans.

     Section 3.17 Environmental Matters. Except as set forth in Schedule 3.17 of the Disclosure Schedule:

     (a) the Company and the Subsidiaries are in, and to the Knowledge of the Seller have been, in material compliance with all applicable Environmental Laws

     (b)  no  written  notice  of  violation  or  potential   liability  from  a
Governmental Authority or Person relating to any Environmental Law or health or safety issue has been received by the Company or any of the Subsidiaries;

     (c) the Company and the Subsidiaries have all material Permits required under the Environmental Laws for the operations currently conducted at the Owned Real Property and Leased Real Property;

     (d) to the Seller's Knowledge, there has been no Release of Hazardous Materials by the Company or Subsidiary at, on or under the Owned Real Property, except for such Releases that would not be reasonably expected to have a Material Adverse Effect;

     (e) the Company has made available to the Buyer copies of all material environmental studies, investigations, reports or assessments prepared by or for the Company, or in the Company's possession, concerning the Company, its Subsidiaries, the Owned Real Property, the Leased Real Property, and any real property previously owned, operated or used for disposal by the Company or the Subsidiaries or their predecessors, which are in the possession, custody or control of the Company.

     Section 3.18 Certain Business Relationships with the Company and its Subsidiaries. Except as set forth on Schedule 3.18 of the Disclosure Schedule, and excepting matters involving the Excluded Assets, neither the Company, nor any of its Subsidiaries, is or has been a party to any agreement or arrangement (other than employment agreements or arrangements) with any of the following:
Seller, Guarantor, any of the directors, officers, managers, members, partners or holders of ownership units of the Seller, the Guarantors, the Company, the Subsidiaries or any Affiliate (other than the Company or any Subsidiary); or any immediate family member of any of the foregoing; under which agreement or arrangement the Company: (i) leases any real or personal property (either to or from such Person); (ii) licenses technology (either to or from such Person);
(iii) is obligated to purchase any tangible or intangible asset from or sell such asset to such Person; (iv) purchases products or services from such Person;
(v) pays or receives commissions, rebates or other payments; or (vi)provides or receives any other material benefit.

     Section 3.19 Permits. The Company and the Subsidiaries have obtained or applied for, and are in material compliance with, all material Permits that are required by any Governmental Entity to permit the Company and the Subsidiaries to conduct their respective operations as presently conducted. No suspension, cancellation, termination or material violation of any of such Permits is pending or, to Seller's Knowledge, threatened.

     Section 3.20 Insurance. Schedule 3.20 of the Disclosure Schedule contains a list of all policies of insurance of the Company and the Subsidiaries under which the Company, the Subsidiaries or any of the Acquired Assets are insured. All such policies are in full force and effect, and are sufficient for material compliance by the Company and the Subsidiaries through the time of the Closing with all applicable requirements of Law and all agreements to which the Company or any of the Subsidiaries is a party or subject; provided, that Seller makes no representations or warranties with respect to insurance coverage after the Closing.

     Section 3.21 Bank Accounts. Schedule 3.21 of the Disclosure Schedule lists each bank, trust company, savings institution, brokerage firm, mutual fund or other financial institution with which the Company or any of the Subsidiaries has an account or safe deposit box relating to the Company or any of the Subsidiaries and the names and identification of all Persons authorized to draw thereon or to have access thereto.

     Section 3.22 DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE 3, SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY,

IN RESPECT OF ANY OF ITS ASSETS (INCLUDING, WITHOUT LIMITATION, THE ACQUIRED ASSETS), LIABILITIES OR OPERATIONS, INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, AND ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.

     Section 3.23 Suppliers and Customers.

     (a) Schedule 3.23(a) of the Disclosure Schedule sets forth a list of the top twenty (20) suppliers of the Business by dollar amount paid during the nine-month period ended September 30, 2005, from whom the Company or any Subsidiary has purchased goods and/or services (the "Major Suppliers"). Except as set forth on Schedule 3.23(a) of the Disclosure Schedule, as of the Effective Date, no such supplier has expressed in writing, and, to the Seller's Knowledge, no such supplier has expressed verbally, to the Company or any Subsidiary its intention to cancel or otherwise terminate or materially reduce its relationship with the Company or any Subsidiary.

     (b) Schedule 3.23(b) of the Disclosure Schedule sets forth a list of the top fifty (50) customers of the Business to whom the Company or any Subsidiary has sold goods and/or services, listed according to revenue for the nine-month period ended September 30, 2005 (the "Major Customers"). Except as set forth on
Schedule 3.23(b) of the Disclosure Schedule, as of the Effective Date, no such Major Customer has expressed in writing, and, to the Seller's Knowledge, no such Major Customer has expressed verbally, to the Company or any Subsidiary its intention to (i) cancel or otherwise terminate its relationship with the Company or any Subsidiary or (ii) reduce its contracted MRR to the Company or any Subsidiary by the greater of (x) ten percent (10%) and (y) five thousand dollars ($5,000).

     (c) During the twenty-four (24) month period ended prior to the Effective Date, except as set forth on Schedule 3.23(c) of the Disclosure Schedule to Seller's Knowledge there have been no claims for indemnification or other losses against the Company or any of its Subsidiaries related to end-user claims with respect only to the specific MCI and Verizon agreements described on Schedule 3.23(c) of the Disclosure Schedule.

     Section 3.24 Network Operations. Schedule 3.24 of the Disclosure Schedule sets forth a materially complete list of network outages, and materially accurate summaries of network availability and customer service credits owed due to network outages, during the twenty-four month period ending on December 31, 2005 and a materially complete list of all fiber segments replaced since 2000. Except as set forth on Schedule 3.24 of the Disclosure Schedule, the Company's network, taken as a whole is in good working condition and is without any material defects for purposes of operating the Business as operated by Seller.

     Section 3.25 Intentionally omitted.

     Section 3.26 Acquisition of the Shares.

     (a) The Seller is acquiring the Shares to be issued by Level 3 hereunder for its own account for investment and without any present intention of distributing such Shares in violation of applicable federal securities laws.

     (b) The Seller has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in Level 3 as contemplated by this Agreement, and is able to bear the economic risk of such investment for an indefinite period of time. The Seller has been afforded access to Level 3's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and Level 3's Quarterly report on Form 10-Q for fiscal quarters ended March 31, 2005, June 30, 2005, and September 30, 2005 ("Level 3 SEC Reports"), and has been afforded an opportunity to ask questions of and receive answers from representatives of Level 3 and Purchaser concerning the terms and conditions of this Agreement and the acquisition of such Shares.

     (c) Seller is an "accredited investor" as such term is defined in Rule 501(a) promulgated under the Securities Act.

     (d) Seller understands that the Shares have not been registered under the Securities Act or any state securities law, by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and such state securities laws, which exemption depends upon, among other things, the bona fide nature of Seller's investment intent as expressed herein. Seller understands that such securities must be held indefinitely unless they are subsequently registered under the Securities Act and such state securities laws or a subsequent disposition thereof is exempt from registration. Seller understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to Seller) promulgated under the Securities Act depends upon the satisfaction of various conditions and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. Seller acknowledges that the certificates evidencing the Shares will bear a legend reflecting such restriction on the transfer of such Shares.

     Section 3.27 Representations and Warranties of Guarantors. Each Guarantor, with respect to itself, represents and warrants to Purchaser that the statements contained in this Section 3.27 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3.27), except as set forth in the Disclosure Schedule.

     (a) Organization.

     (i) PTC is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. PTC is duly qualified or licensed to do business as a foreign entity and is in good standing in each jurisdiction in which the ownership or lease of its assets or the operation of its business requires such qualification or license, except where the failure to so qualify or be so licensed would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of such Guarantor to perform timely its obligations under this Agreement.

     (ii) Caronet is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina. Caronet is duly qualified or licensed to do business as a foreign entity and is in good standing in each jurisdiction in which the ownership or lease of its assets or the operation of its business requires such qualification or license, except where the failure to so qualify or be so licensed would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of such Guarantor to perform timely its obligations under this Agreement.

     (iii) EPIK is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. EPIK is duly qualified or licensed to do business as a foreign entity and is in good standing in each jurisdiction in which the ownership or lease of its assets or the operation of its business requires such qualification or license, except where the failure to so qualify or be so licensed would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of such Guarantor to perform timely its obligations under this Agreement.

     (iv) FPC is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. FPC is duly qualified or licensed to do business as a foreign entity and is in good standing in each jurisdiction in which the ownership or lease of its assets or the operation of its business requires such qualification or license, except where the failure to so qualify or be so licensed would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of such Guarantor to perform timely its obligations under this Agreement.

     (v) OT is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. OT is duly qualified or licensed to do business as a foreign entity and is in good standing in each jurisdiction in which the ownership or lease of its assets or the operation of its business requires such qualification or license, except where the failure to so qualify or be so licensed would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of such Guarantor to perform timely its obligations under this Agreement.

     (b) Authorization of Transaction. Guarantor has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the Board of Directors, or Board of Managers, as applicable, of each Guarantor have duly authorized the execution, delivery, and performance of this Agreement by each Guarantor. This Agreement constitutes the valid and legally binding obligation of each Guarantor, enforceable in accordance with its terms and conditions.

     (c) Noncontravention; Consents.

     (i) Except as set forth in Schedule 3.27(c) of the Disclosure Schedule neither the execution and delivery of this Agreement by each such Guarantor, nor the consummation of the transactions contemplated hereby, will: (i) violate any applicable Laws to which such Guarantor is subject, except for violations that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect; (ii) conflict with or result in a breach of any provision of the Articles of Incorporation or Certificate of Incorporation, as the case may be, of said Guarantor; or (iii) constitute a violation of, be in conflict with, constitute or create a breach, default, termination, cancellation or acceleration of any obligation under any material contract, agreement or commitment to which said Guarantor is a party.

     (ii) Except as set forth in Schedule 3.27(c) of the Disclosure Schedule and except for compliance by Purchaser and Seller with the Hart-Scott-Rodino Act, no material notices, licenses, Permits, consents, approvals, authorizations, qualifications or orders of Governmental Entities are required for the consummation by such Guarantor of the transactions contemplated hereby.

     Section 3.28 Additional Representations and Warranties of Seller.

     (a) Organization of Seller. Seller is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation (or other formation).

     (b) Authorization of Transaction. Seller has full power and authority (including full corporate or other entity power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions. Except as set forth in this Agreement, and except for compliance by Purchaser and Seller with the HSR Act, to Seller's knowledge, the Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement other than such of the foregoing that, if not obtained or made, would not, individually or in the aggregate, reasonably be expected to have a material and adverse effect on the ability of the Seller to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by the Seller.

     (c) Non-contravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will, to the Knowledge of Seller (A) violate any Laws, except for violations that would not, individually or in the aggregate, reasonably be expected to have a material and adverse effect on the ability of Seller to consummate the transactions contemplated hereby, and, any provision of its charter, bylaws, or other governing documents, (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Seller is a party or by which it is bound or to which any of its assets is subject, except to the extent that such violation, conflict, breach, default, termination, cancellation or acceleration would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (C) constitute a violation of, be in conflict with, constitute or create a breach, default, termination, cancellation or acceleration of any obligation under any contract, agreement or commitment by which any of the Units is bound or subject, except to the extent that such violation, conflict, breach, default, termination, cancellation or acceleration would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (D) result in the imposition or creation of a Lien upon or with respect to the Units.

     Section 3.29 Brokers' Fees. Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     Section 3.30 Company Units. Seller holds of record and owns beneficially all of the issued and outstanding membership interests of Company, or Units, as is set forth in Schedule 3.30 of the Disclosure Schedule, free and clear of any restrictions on transfer (other than restrictions under the Company's Operating Agreement, the Securities Act and state securities laws) or, Taxes, Liens, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Seller is not a party to any option, warrant, purchase right, or other contract or commitment (other than this Agreement) that could require it to sell, transfer, or otherwise dispose of any Units. Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any Units. The Units are the sole outstanding securities of or ownership interests in the Company; the Company does not have outstanding any securities convertible into or exchangeable for any membership interests of the Company, any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any other character relating to the issuance of, any membership interests of the Company, or any rights or securities convertible into or exchangeable for any membership interests of the Company; and neither the Company nor any Affiliate of the Company is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire, or to register under the Securities Act, any membership interests of the Company.

                                   ARTICLE 4

           REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND LEVEL 3

     Each of the Purchaser and Level 3, with respect to itself, represents and warrants to Seller that the statements contained in this Article 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 4), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article 4.

     Section 4.1 Organization of Purchaser. Purchaser and Level 3 are each duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser and Level 3 each has been duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or operation of its assets and properties requires such qualification or license, except where the failure to so qualify or be so licensed would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect on the ability of Purchaser to consummate the transactions contemplated hereby. Purchaser has all requisite corporate power and authority to carry on its business as currently conducted.

     Section 4.2 Authorization of Transaction. Purchaser has full power and authority (including full corporate or other entity power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Purchaser, enforceable in accordance with its terms and conditions. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by Purchaser.

     Section 4.3 Non-contravention.

     (a) Except as set forth in Schedule 4.3 of the Disclosure Schedule neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Article 2 above), will (i) violate any applicable Laws to which Purchaser is subject, except for violations that would not, individually or in the aggregate, reasonably be expected to have a material and adverse effect on Purchaser; (ii) conflict with or result in a breach of any provision of its charter, bylaws, or other governing documents or (iii) constitute a violation of, be in conflict with, constitute or create a breach, termination, cancellation or acceleration of any obligation under any material contract, agreement or commitment to which the Purchaser is a party.

     (b) Except as set forth in Schedule 4.3 of the Disclosure Schedule, and except for compliance by Purchaser and Seller with the Hart-Scott-Rodino Act, to Purchaser's knowledge, no notices, licenses, Permits, consents, approvals, authorizations, qualifications or orders of Governmental Entities are required for the consummation by Purchaser of the transactions contemplated hereby, other than such of the foregoing that, if not obtained or made, would not, individually or in the aggregate, reasonably be expected to have a material and adverse effect on, or prevent Purchaser from consummating, the transactions contemplated hereby.

     Section 4.4 Brokers' Fees. Neither Purchaser nor any of Purchaser's Affiliates has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Seller could become liable or obligated.

     Section 4.5 Litigation. There are no legal, administrative, arbitration or other formal proceedings or governmental investigations pending or, to Purchaser's knowledge, threatened against Purchaser that question the validity of this Agreement or any action taken or to be taken by Purchaser in connection with this Agreement.

     Section 4.6 Availability of Funds. Purchaser has sufficient funds available to it to pay the Purchase Price and to perform its obligations pursuant to this Agreement in accordance with the terms and conditions contained herein.

     Section 4.7 Capitalization and Related Matters.

     (a) As of the Effective Date, Level 3's capital stock consists of (a) 1.5 billion authorized shares of Purchaser Common Stock and (b) 10,000,000 authorized shares of preferred stock, par value $0.01 per share, of which no shares of preferred stock are outstanding. As of January 23, 2006, there were 818,168,830 shares of Level 3 common stock outstanding. Except as set forth on
Schedule 4.7 of the Disclosure Schedule as of September 30, 2005, (i) neither Level 3 nor any of its Subsidiaries has outstanding any stock or other securities convertible into or exchangeable for any shares of capital stock of Level 3, any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any other character relating to the issuance of, any capital stock of Level 3, or any stock or securities convertible into or exchangeable for any capital stock of Level 3 other than those issued under employee benefit plans of Level 3; and (ii) neither Level 3 nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of capital stock of Level 3. All of the outstanding shares of Purchaser Common Stock have been duly and validly issued and are fully paid and non-assessable. As of the Closing, the Shares will be duly authorized and, upon issuance, sale and delivery as contemplated by this Agreement, the Shares will be validly issued, fully paid and non-assessable securities of Level 3.

     (b) All of the issued and outstanding membership interests of the Purchaser are owned of record and beneficially by Level 3, directly or indirectly.

     Section 4.8 SEC Filings.

     (a) Purchaser has delivered or made available (via EDGAR) to Seller a correct and complete copy of the Level 3 SEC Reports. The Level 3 SEC Reports have been timely filed pursuant to the Exchange Act.

     (b) The Level 3 SEC Reports complied as to form in all material respects with the requirements of the Exchange Act in effect on the date of filing. The Level 3 SEC Reports, when filed pursuant to the Exchange Act, did not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (c) Each of Level 3's financial statements (including the related notes) included in the Level 3 SEC Reports present fairly in all material respects the consolidated financial position and consolidated results of operations and cash flows of Level 3 and its Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP during the period involved except as otherwise noted therein, and subject, in the case of any unaudited interim financial statements included therein, to normal year-end adjustments and to the absence of complete footnotes.

     Section 4.9 No Material Adverse Effect. Since September 30, 2005, there has not been any event that has had a Purchaser Material Adverse Effect on Level 3 and its Subsidiaries.

     Section 4.10 Private Placement. The issuance of the Shares to Seller pursuant to this Agreement will not require registration under the Securities Act, assuming that (i) the representations and warranties of the Seller made to Purchaser in connection with this Agreement and the transactions contemplated by this Agreement are true, complete and accurate (upon which assumption Level 3 and the Purchaser have relied without independent investigation); and (ii) the Seller complies with its representations and warranties set forth in Section
3.26 of this Agreement.

                                   ARTICLE 5

                              PRE-CLOSING COVENANTS

     The Parties agree as follows with respect to the period between the Effective Date of this Agreement and the Closing and, unless otherwise provided below:

     Section 5.1 General. Subject to the terms and conditions of this Agreement, each of the Parties will take all actions and do all things necessary, proper or advisable to perform its respective obligations under this Agreement that are required to be performed on or prior to the Closing, and use its respective reasonable commercial efforts to consummate and make effective the transactions contemplated by this Agreement as promptly as reasonably practical. None of the Parties will, without the prior written consent of the other Party, take or fail to take, or permit their respective Affiliates to take or fail to take, any action that would reasonably be expected to prevent or materially impede, interfere with or delay the prompt consummation of the transactions contemplated by this Agreement.

     Section 5.2 Notices and Consents. Seller will (and shall cause the Company and the Subsidiaries to) (a) give all required notices to third parties and Governmental Entities and will use its reasonable commercial efforts to obtain all third party and governmental consents and approvals that it is required to obtain in connection with the consummation of the transactions contemplated hereby, and (b) use its respective reasonable commercial efforts to prevent any preliminary or permanent injunction or other order by a Governmental Entity that seeks to modify, delay or prohibit the consummation of the transactions contemplated by this Agreement, including under the Hart-Scott-Rodino Act, and, if issued, to appeal any such injunction or order through the appellate court or body for the relevant jurisdiction. Within ten (10) business days following the execution of this Agreement, each of the Parties will file any required Notification and Report Form and related material with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, will use its respective reasonable commercial efforts to obtain early termination of any applicable waiting period under the Hart-Scott-Rodino Act, and will take all further actions and make all further filings pursuant to the Hart-Scott-Rodino Act that may be necessary, proper or advisable. Nothing contained in this Agreement will be deemed to require Seller or the Company to enter into any agreement, consent decree or other commitment requiring Seller, the Company, Purchaser, or any of their respective Affiliates to (x) divest or hold separately any assets of Seller, the Company or their Affiliates, (y) litigate, pursue or defend any action or proceeding challenging any of the transactions contemplated hereby as violative of the Hart-Scott-Rodino Act, or (z) take any other action that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the business, condition (financial or otherwise), assets, liabilities, operations, results of operations or prospects of the Company or the Subsidiaries. In connection with the foregoing, each Party will (i) promptly notify the other Party of any written communication to that Party or its Affiliates from any Governmental Entity regarding the transactions contemplated hereby, and, subject to applicable Law, provide the other Party with a copy of any written communication to any of the foregoing, and (ii) not participate in any substantive meeting or discussion with any Governmental Entity in respect of any filings, investigation or inquiry concerning the transactions contemplated by this Agreement unless it consults with the other Party in advance, and to the extent permitted by such Governmental Entity, give the other Party the opportunity to attend and participate thereat. Seller and Purchaser shall each be responsible for payment of one-half of the fees for filing any required Notification and Report Form and related material under the Hart-Scott-Rodino Act.

     Section 5.3 Interim Conduct of the Company. Except as contemplated by this Agreement or with the prior written consent of Purchaser (which consent shall not be unreasonably withheld), during the period from the Effective Date of this Agreement to the

Closing, Seller will cause the Company to conduct its Business in the Ordinary Course of Business and will use all reasonable efforts consistent therewith to preserve intact the Company's properties, assets and business organization, to keep available the services of Company's officers and employees and to maintain satisfactory relationships with customers, suppliers, distributors and others having commercially beneficial business relationships with Company, in each case in the Ordinary Course of Business. Without limiting the generality of the foregoing, and except as otherwise provided in this Agreement, Seller will not permit the Company to take any of the following actions, prior to the Closing, without the prior written consent of Purchaser:

     (a) (i) sell,  transfer or otherwise dispose of any of the Acquired Assets,
(ii) mortgage or encumber any of the Acquired Assets, (iii) acquire any material assets or properties other than in the Ordinary Course of Business, or (iv) enter into any leases or subleases for equipment or personal property which result in lease payments by the Company in excess of One Hundred Thousand Dollars ($100,000.00) in the aggregate;

     (b) enter into, terminate or materially modify, any material agreements, commitments or contracts, except agreements, commitments or contracts made in the Ordinary Course of Business and not otherwise prohibited by this Section 5.3;

     (c) except in the Ordinary Course of Business, or with respect to capital projects disclosed on Exhibit 5.11, enter into any agreement or commitment involving an aggregate capital expenditure or commitment for any one agreement exceeding One Hundred Thousand Dollars ($100,000.00) or for all such agreements exceeding Five Hundred Thousand Dollars ($500,000.00) in the aggregate, or create, incur, or guaranty any long-term or short-term indebtedness for money borrowed;

     (d) enter into any new (or amend any existing) Employee Benefit Plan (other than the spin off of a portion of an Employee Benefit Plan in order to facilitate the Reorganization) or any new (or amend any existing) employment, severance, retention, change of control or consulting agreement, grant any general increase in compensation of officers or employees of the Business (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or grant any increase in compensation payable or to become payable to any employee of the Business, except in accordance with pre-existing contractual arrangements or consistent with past practice;

     (e) Intentionally Omitted;

     (f) enter into any Prepaid Revenue Contract (as defined in Section 3.8(i) above) or enter into agreements, contracts, leases or licenses for the sale of goods or services by the Company with an aggregate non-recurring revenue as reported on the Company's income statement in accordance with past practices in excess of One Hundred Seventy-Five Thousand Dollars ($175,000.00);

     (g) make or change any Tax election, adopt or change any method of Tax accounting or Tax accounting periods, file any amended Tax Returns (unless such election, accounting method or period, or amended Tax Returns relate to Income Taxes), enter into any closing agreement, settle any material Tax claim or assessment relating to the Company or the Subsidiaries, surrender any material right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company or the Subsidiaries, or fail to timely file all Tax Returns required to be filed and timely pay all Taxes due;

     (h) after the Reorganization, make any change in any organizational document of the Company; issue any additional membership interests or other ownership interests or equity securities of the Company or grant any option, warrant or right to acquire any membership interests or ownership interests or other equity securities or issue any security convertible into or exchangeable for such interests or securities or alter in any way any of its outstanding interests or securities or make any change in outstanding membership interests or other ownership interests or equity securities or its capitalization, whether by reason of a reclassification, recapitalization, split or combination, exchange or readjustment of interest or otherwise.

     (i) redeem, retire, purchase or otherwise acquire, directly or indirectly, any shares of membership interests or other ownership interests or equity securities of the Company and its Subsidiaries or declare, set aside or pay any dividends or other distribution in respect of such interests (other than distributions to Seller of Excluded Assets);

     (j) enter into any peering agreements, IRU agreements or Leases;

     (k) pay, lend, or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its Affiliates other than the Company and any Subsidiary, except as disclosed on
Schedule 5.3(k) of the Disclosure Schedule or in connection with the Reorganization, provided, that the Reorganization does not create any obligation of the Company with respect to the foregoing that shall survive the Closing; or

     (l) agree in writing to take any of the foregoing actions.

     Section 5.4 Full Access. Subject to the Confidentiality and/or Non-Disclosure Agreement dated September 21, 2005, and as amended thereafter, between OT and Purchaser (the "Confidentiality Agreement"), Seller will permit representatives of Purchaser, upon reasonable prior written notice to Seller, to have access during normal business hours and under reasonable circumstances to the premises, properties (other than those leased, subleased or licensed to third parties), assets, books, records and contracts of the Company and the Subsidiaries. Seller will furnish Purchaser with all financial and other material information in its possession relating to Company and the Subsidiaries as Purchaser may from time to time reasonably request. Notwithstanding anything in this Section 5.4 to the contrary, without the prior written consent of Seller (which consent shall not be unreasonably withheld), Purchaser will not have the right to perform or conduct any environmental sampling or testing at, in, on, around or underneath the assets and properties of the Company, and Seller will not be required to provide such access or information which is otherwise prohibited by Law.

     Section 5.5 Notice of Developments. Seller shall promptly notify Purchaser in writing of any development or information causing a potential or actual breach of any of Seller's representations and warranties set forth in any of
Article 3. No  notification  pursuant  to this

Section 5.5 shall qualify any representation or warranty of Seller or the conditions to the obligation of Purchaser.

     Section 5.6 Negotiations. From and after the date hereof and until the earlier to occur of the Closing Date or the termination of this Agreement pursuant to Article 9 hereof, neither the Guarantors nor the Sellers shall, and they shall cause any Persons acting on their behalf not to, encourage, solicit, engage in discussions or negotiations with, or provide any information to, any Person or group (other than Purchaser or its representatives) concerning any merger, sale of substantial assets, sale of membership units or similar transaction involving the Company and/or the Subsidiaries (other than with respect to the Excluded Assets and Excluded Liabilities).

     Section 5.7 Employment and Employee Benefit Matters.

     (a) Prior to and effective as of the Closing Date, Seller shall update the Employees identified on Schedule 5.7 of the Disclosure Schedule by deleting those individuals no longer employed by the Company or the Subsidiaries and adding any individuals who have become so employed since the schedule was first prepared or the last revision thereto, and within ten (10) business days after the date hereof, Seller shall provide a schedule to Purchaser setting forth the current position, date of hire, base salary or wage rate, and 2005 and 2006 target bonus and/or commission compensation of each Employee. Effective as of the Closing Date, the Employees shall continue their employment with the Company and the Subsidiaries without interruption at the same base annual salary or hourly wage rate, as applicable, and with a comparable position and comparable bonus incentives (excluding any equity based compensation opportunity) as pertain to the Employees immediately prior to the Closing Date. Except as may be specifically required by applicable Law or the terms of any employment agreement relating to the Employees, the Company and the Subsidiaries shall have no obligation to continue any employment relationship with any Employee for any specific period of time after the Closing Date. Anything herein to the contrary notwithstanding, excepting, however, any written employment agreements with any such Employee, in the event the employment of any Employee shall be terminated, prior to the first anniversary of the Closing Date, (i) by the Company or any Subsidiary without cause, or (ii) by Employee because the Company or a Subsidiary requires said Employee to report to and perform a majority of his/her employment responsibilities at an office or other primary place of work that is more than fifty (50) miles from the facility/office that Employee reported to and worked at immediately prior to the Closing, then (iii) the Company shall provide such Employee with severance benefits that are at least equivalent to the severance benefits to which such Employee would have been entitled under the Company's severance policy (or, if greater, the amount determined under any employment agreement pertaining to such Employee).

     (b) Prior to and effective as of the Closing Date, the Seller shall take such actions as are necessary to transfer the employment of the Excluded Employees who are employed by the Company or any Subsidiary immediately prior to the Closing Date to Seller or an Affiliate of Seller. Seller shall be responsible for and thereafter pay, perform and discharge any and all employment, compensation and employee benefit liabilities, responsibilities and obligations of the Company and the Subsidiaries with respect to the Excluded Employees, including, without limitation, any and all claims for severance or any unlawful employment practice under any local, state, or federal Law or ordinance, including, without limitation, Title VII of the Civil

Rights Act of 1964, as amended; the Civil Rights Act of 1991; the American with Disabilities Act of 1990; the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act of 1990; Section 510 of ERISA; the WARN Act; and the Civil Rights Act of any state, as applicable.

     (c) As of the Closing Date, Purchaser shall cause the Company and the Subsidiaries to honor and satisfy all obligations and liabilities that have accrued as of the Closing Date under the Company Benefit Plans that are sponsored by the Company and the Subsidiaries. Subject to the foregoing, the Company may amend or terminate any of such Company Benefit Plans at any time following the Closing Date in accordance with their respective terms and applicable Law. To the extent that any such Company Benefit Plan is terminated or amended at any time after the Closing Date so as to reduce the benefits that are then being provided with respect to participants thereunder, Purchaser shall arrange for each individual who is then a participant in such terminated or amended arrangement to participate in a comparable benefit arrangement maintained by Purchaser for similarly situated employees; provided, however, that (i) such participants shall receive full credit for all service with the Company and the Subsidiaries for purposes of eligibility, vesting and for benefit calculation purposes (but not for benefit accrual purposes under any pension, other qualified retirement plan, or nonqualified deferred compensation plan) but only to the extent such service was taken into account under any similar Company Benefit Plan, (ii) such participants shall participate in Purchaser's benefit arrangements on terms that are no less favorable than offered to similarly situated employees of Purchaser and its Affiliates, (iii) Purchaser shall waive, or cause its insurance carriers to waive, all limitations as to pre-existing and at-work conditions, if any, with respect to participation and coverage requirements under Purchaser's welfare plans (except for limitations or waiting periods that are already in effect and that have not been satisfied with respect to such participants), and (iv) shall provide equitable credit for any co-payments and deductibles paid by such participants under the Company Benefit Plans during the year in which such change occurs.

     (d) Purchaser shall specifically assume any Employee related liabilities and obligations (i) of Company and its Subsidiaries as of the Closing Date to the extent reflected on the Pro Forma Net Current Assets, or (ii) arising or pertaining to periods after Closing. Except as otherwise provided in this
Section 5.7, Seller shall be responsible for and thereafter pay, perform and discharge any and all employment, compensation and employee benefit liabilities, responsibilities and obligations of Company and the Subsidiaries with respect to the Employees and such obligations shall be deemed Excluded Liabilities.

     (e) Employees who are on disability leave, authorized leave of absence, or military leave as of the Closing Date shall be identified in Schedule 5.7(e) of the Disclosure Schedule.

     (f) Prior to the Closing Date, Seller and its Affiliates shall comply in all material respects with the requirements of, and shall indemnify and hold Purchaser and its Affiliate harmless from and against any and all losses that Purchaser or its Affiliates may incur by reason of any noncompliance with the WARN Act. Prior to the Closing Date, Seller shall notify Purchaser in writing of every employment termination from all single sites of employment at which the Business is conducted which may under the WARN Act be a basis for imposing WARN Act liability against Purchaser and its Affiliates. On and after the Closing Date, Purchaser and its Affiliates shall comply in all material respects with the WARN Act and shall indemnify and hold Seller and its Affiliates harmless from and against any and all losses that Seller or its Affiliates may incur by reason of any noncompliance with the WARN Act that is attributable to Purchaser and its Affiliates and not to Seller. Purchaser and Seller shall cooperate with each other in making any notices required by the WARN Act or other applicable Federal or state Laws relating to the employment of employees.

     (g) Seller shall retain and be responsible for all liabilities in connection with claims incurred prior to the Closing Date by Employees and other current and former employees of Seller associated with the Business prior to the Closing Date and their eligible dependents under any of Seller's employee welfare benefit plans (as described in Section 3(1) of ERISA), including claims filed following the Closing Date and continued COBRA Coverage for former employees associated with the Business who were eligible for COBRA Coverage prior to the Closing Date. Purchaser shall be responsible for all liabilities in connection with claims incurred on and after the Closing Date by Employees under any of Company Benefit Plans maintained by the Company and the Subsidiaries on and after the Closing Date and Purchaser's employee welfare benefit plans (as defined in Section 3(1) of ERISA) covering such Employees on and after the Closing Date. For purposes of this section, a claim shall be incurred on the date treatment or service is first rendered.

     (h) Intentionally Omitted

     (i) Nothing in this Agreement is intended to confer on any entity or individual who is not a party to this Agreement (including Employees) any rights whatsoever.

     Section 5.8 Audited Financial Statements. Promptly following the completion of the audit for the year-ended December 31, 2005, Seller shall deliver to Purchaser the audited consolidated balance sheets of the Company and the Subsidiaries as of December 31, 2005, and the related consolidated statements of income and cash flows for the period ended December 31, 2005 (the "2005 Financial Statements").

     Section 5.9 Intentionally Omitted.

     Section 5.10 Reorganization. The transfer of the Excluded Assets, the Excluded Subsidiaries and the Excluded Affiliate in the Reorganization shall be on an "as is, where is" basis, and the Company and the Subsidiaries will make no representations or warranties, either express or implied, with respect to the Excluded Assets, the Excluded Subsidiaries or the Excluded Affiliate, and the Seller will have no recourse against the Company and the Subsidiaries with respect to the Excluded Assets, the Excluded Subsidiaries, the Excluded Affiliate or the Excluded Liabilities. In addition, following its assignment of the excluded liabilities in the Reorganization, the Seller shall pay, perform, settle and discharge when due the Excluded Liabilities.

     Section 5.11 Capital Projects. Prior to the Closing, Seller shall cause the Company to pay or accrue for capital expenditure projects listed on Exhibit 5.11.

     Section 5.12 Suppliers and Customers. Seller shall promptly notify Purchaser if any Major Customer or Major Supplier expresses to the Company or any Subsidiary, verbally or in writing, its intention to cancel or otherwise terminate or materially reduce its relationship with the Company or any Subsidiary.

                                   ARTICLE 6

                        CONDITIONS TO OBLIGATION TO CLOSE

     Section 6.1 Conditions to Purchaser's Obligation. Purchaser's obligation to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

     (a) each of the representations and warranties set forth in Article 3 above (read without any materiality qualifications) shall be true and correct as of the Effective Date and as of the Closing Date (except as to the extent such representations and warranties speak as of an earlier date) other than such failures to be true and correct that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect;

     (b) Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

     (c) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

     (d) Seller shall have delivered to Purchaser a non-foreign affidavit dated as of the Closing Date, made under penalty of perjury and in form and substance required under the Treasury Regulations issued pursuant to Section 1445 of the Code stating that Seller is not a "Foreign Person" as defined in Section 1445 of the Code (the "FIRPTA Affidavit");

     (e) Seller shall have delivered to Purchaser a certificate dated as of the Closing Date to the effect that each of the conditions specified above in
Section 6.1(a)-(c) is satisfied in all respects;

     (f) except with respect to any representations or warranties relating to obtaining required consents of customers of Company, which is addressed in, and subject to Section 6.1(f), all consents, waivers, authorizations and approvals of any Governmental Entity or other Person required in connection with the execution, delivery and performance of this Agreement shall have been duly obtained and shall be in full force and effect on the Closing Date;

     (g) during the period from the date hereof to the Closing Date, there shall not have been any Material Adverse Effect;

     (h) Intentionally Omitted;

     (i) Seller shall have executed the registration rights and transfer restriction agreement in the form attached hereto as Exhibit 6.1(i) (the "Registration Rights Agreement");

     (j) employment agreements in place as of the Effective Date between the Company and the Employees whose names are set forth on Schedule 6.1(j) of the Disclosure Schedule shall be in full force and effect;

     (k) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and Seller, the Company and its Subsidiaries, and Purchaser, shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Exhibit 6.1(k);

     (l) all actions to be taken by Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Purchaser;

     (m) Seller shall have obtained consent from those of its customers whose contracts represent at least eighty percent (80%) of monthly recurring revenue ("MRR") (measured with respect to the month of September 2005) and require that consent be obtained in order to consummate the transactions contemplated by this Agreement (the "80% MRR Customers"). For purposes of determining eighty percent (80%) of MRR, there shall be excluded, from both the numerator and denominator of such computation, all contracts with Progress Energy Corporation or its Affiliates and all contracts with Level 3 and its Affiliates. Notwithstanding anything contained in this Article 6 to the contrary, Seller shall not be required to obtain prior to the Closing Date as a condition to Purchasers obligation to consummate the transactions to be performed by it, consent from customers other than from those of the 80% MRR Customers whose consent is required by the terms of such customer's respective contract with Company;

     (n) Seller shall have provided to Purchaser copies of the organizational documents of the Company, with all amendments thereto to the date hereof, and such copies are accurate and complete as of the date thereof;

     (o) Seller shall have delivered to Purchaser evidence of the resignation of each member of the Company's Board of Managers and Audit Committee, with each such resignation to be effective on or before the Closing Date;

     (p) Seller shall have taken all actions, or caused its Affiliates to take all actions, necessary to effect and consummate the Reorganization effective on or before the Closing Date in accordance with Section 5.10;

     (q) Seller shall have taken all actions, or caused its Affiliates to take all actions, necessary to either (i) terminate the Company's 2004 Senior Executive Equity Incentive Plan (including any agreements to purchase or receive Units, or profits interests in such Units thereunder), with such termination to be effective on or before the Closing Date or, (ii) assume, on or before the Closing Date all liabilities, obligations and responsibilities arising out of or as a result of the Company's 2004 Senior Executive Equity Incentive Plan and any grants made thereunder, which assumption shall be in form and substance reasonably satisfactory to Purchaser. Seller shall provide Purchaser with evidence reasonably satisfactory to Purchaser that no Person other than Purchaser shall have an equity interest or any rights to acquire an equity interest in the Company or any voting rights in the Company as of the Closing Date;

     (r) the Affiliate Agreement between Progress Telecom LLC and PT Wireless, Inc., dated September 30, 2005, shall be terminated on or prior to Closing;

     (s) the Transitional Trademark License, in substantially the form attached as Exhibit 7.5 hereto, shall be fully executed and in full force and effect; and

     (t) the consents of the Sellers and Guarantors to the transfer of Affiliate agreements that are included in the Acquired Assets, in substantially the form attached as Exhibit 6.1(t) hereto, shall be fully executed and in full force and effect.

     Purchaser may waive any condition specified in this Section 6.1 if it executes a writing so stating at or prior to the Closing.

     Section 6.2 Conditions to Seller's Obligation. Seller's obligation to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

     (a) the representations and warranties set forth in Article 4 above (read without any materiality qualifications) shall be true and correct as of the Effective Date and as of the Closing Date (except to the extent that such representations and warranties speak as of an earlier date) other than such failures to be true and correct that, individually or in the aggregate, would not reasonably be expected to result in a Purchaser Material Adverse Effect Notwithstanding the foregoing, Section 4.9 shall be disregarded for purposes of the prior sentence if Purchaser exercises its Cash Substitution Right in full accordance with Section 2.4;

     (b) Purchaser shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

     (c) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

     (d) Purchaser shall have delivered to Seller a certificate dated as of the Closing Date to the effect that each of the conditions specified above in
Section 6.2(a)-(c) is satisfied in all respects;

     (e) during the period from the Effective Date to the Closing Date, there shall not have been any Purchaser Material Adverse Effect; provided, however, that this closing condition shall be void and be of no further force and effect if the Purchaser exercises its Cash Substitution Right in full in accordance with the time periods set forth in Section 2.4;

     (f) Purchaser shall have executed the Registration Rights Agreement;

     (g) the Shares issued hereunder, if any, shall have been admitted for listing on the NASDAQ Stock Market;

     (h) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

     (i) the Transitional Trademark License, in substantially the form attached as Exhibit 7.5 hereto, shall be fully executed and in full force and effect; and

     (j) all actions to be taken by Purchaser in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Seller.

     Seller may waive any condition specified in this Section 6.2 if it executes a writing so stating at or prior to the Closing.

                                   ARTICLE 7

                             POST-CLOSING COVENANTS

     Purchaser  and Seller agree that with respect to the period  following  the
Closing:

     Section 7.1 General. In case at any time after the Closing Date any further action is reasonably necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party reasonably may request, at the sole cost and expense of the requesting Party (unless otherwise specified herein).

     Section 7.2 Litigation Support. In the event and for so long as either Party is actively contesting or defending against any third-party charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand in connection with any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction involving the Company or any of the Subsidiaries, the other Party will reasonably cooperate with the contesting or defending Party and its counsel in the contest or defense, make available its personnel and provide such testimony and access to its books and records as may be reasonably requested in connection with the contest or defense, at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Article 8).

     Section 7.3 Agreements Regarding Tax Matters.

     (a) Seller shall assume full liability for any and all Taxes that result from, or are incurred in connection with, the Reorganization.

     (b) Seller shall prepare and file, or cause to be prepared and filed, when due all Income Tax Returns that are required to be filed by or with respect to the Company and the Subsidiaries for all Pre-Closing Tax Periods. Seller shall be solely responsible for any Income Taxes due in respect of all such Pre-Closing Tax Periods. Subject to the last sentence of Section 7.3(c) (relating to certain amended Tax Returns and refund claims), Purchaser shall prepare and file, or cause to be prepared and filed, when due all other Tax Returns that are required to be filed by or with respect to the Company and the Subsidiaries, including for Pre-Closing Tax Periods (other than those Tax Returns required to be filed on or prior to the Closing Date after giving effect to any extensions) and Straddle Periods, and shall timely pay or cause the Company and the Subsidiaries to timely pay the Taxes due with respect to such Tax Returns. Seller shall promptly reimburse Purchaser for the amount of Taxes due for the Pre-Closing Tax Period (including the portion of a Straddle Period ending on the Closing Date), to the extent not paid before Closing or taken into account in the determination of the Purchase Price Adjustment; provided, however, that Seller shall not reimburse Purchaser for any interest, penalty or addition to Tax attributable to any negligence or willful misconduct of Purchaser or its Affiliates, including (after Closing) the Company and the Subsidiaries. Such Tax Returns for any Pre-Closing Tax Period or Straddle Period for which Purchaser is responsible hereunder shall use the same Tax accounting methods and Tax elections as currently used by the Company and the Subsidiaries (as applicable), except as may otherwise be agreed by Purchaser and Seller or required by a change in Laws. For purposes of determining the amount of Tax for a Straddle Period that is allocable to the Pre-Closing Tax Period, a closing-of the-books (as of the close of business on the Closing Date) method shall be used, except for Property Taxes, which shall be allocated equally to each day in the applicable Straddle Period. In the case of Property Taxes, Purchaser shall deliver to Seller on or about November 30, 2006, a statement showing the aggregate amount, if any, of all Property Taxes to be reimbursed by Seller under this Section 7.3(b) or, if the sum of the amount of Property Taxes paid before Closing or taken into account in the determination of the Purchase Price Adjustment exceeds the total amount of such Property Taxes allocable to Pre-Closing Tax Periods, reimbursed by Purchaser to Seller, with detailed information supporting the determination of such amount. Such aggregate amount shall be paid to Purchaser or Seller, as appropriate, within thirty (30) days after delivery of such statement to Seller, unless Seller notifies Purchaser within such 30-day period that Seller disagrees with the amount determined by Purchaser. If there is a disagreement, the Parties shall proceed in good faith to resolve it, and payment shall be made promptly after they have done so.

     (c) Purchaser shall, following the Closing, allow Seller such access to the books and records of the Company and the Subsidiaries as Seller may reasonably require in order to enable Seller to timely prepare and file all required Tax Returns of, or consolidated, combined or unitary returns which include the Company or the Subsidiaries with respect to any Pre-Closing Tax Period. Seller shall have the sole right to amend and/or file refund claims with respect to any Tax Return described in the preceding sentence, and any such refunds shall be promptly transmitted and distributed to or for the benefit of the Seller.

     (d) (i) Purchaser shall retain all of the Company's Property Tax Returns, sales Tax Returns and use Tax Returns ("Business Tax Returns"), along with supporting work papers and other related records of the Company and the Subsidiaries for tax periods ending on or before the Closing that were filed by Purchaser or the Company, for a period of not less than seven (7) years after the last day each such return could have been filed, and (ii) Seller shall be entitled to copies of all Business Tax Returns, supporting work schedules or other records retained by Purchaser under this Section 7.3(c) within thirty (30) days after Seller sends a notice requesting such information, to the extent reasonably related to the Business before or on the Closing Date.

     (e) Purchaser and/or the Seller shall promptly notify each other in writing as soon as it becomes aware of any audit, administrative or judicial proceeding involving any Tax Return of the Company or the Subsidiaries for a Pre-Closing Tax Period (a "Tax Controversy"). Seller hall have the absolute right to control the conduct of any such Tax Controversy; provided, however, that Seller's right to control a Tax Controversy will be limited to amounts in dispute which would be paid by Seller or for which Seller would be liable.

     (f) Seller and Purchaser will provide each other with such assistance and information relating to the Company or the Subsidiaries as may reasonably be requested in connection with a Party's preparation of any Tax Returns, or participation in any Tax Controversy, and will each retain and provide to the other Party all records and other information which may be relevant thereto.

     (g) Neither Purchaser nor Seller will settle, nor will Purchaser permit the Company or any Subsidiary to settle any Tax liability or compromise any Tax claim relating to the Company or the Subsidiaries, which may affect the liability for Taxes hereunder of the other Party, without the other Party's consent, which consent will not be unreasonably withheld or delayed.

     (h) All transfer, documentary, sales, use, registration, value-added and other similar Taxes (including all applicable real estate transfer Taxes) and related fees (including any penalties, interest and additions to Tax ("Transfer Taxes") incurred in connection with the transactions expressly contemplated hereby shall be paid equally by Purchaser and Seller; provided, however, that neither party shall be liable for any interest, penalties, fines or additions attributable to the negligence or willful misconduct of the other party. The Parties shall cooperate to minimize the amount of Transfer Taxes to the extent reasonably feasible, including seeking such rulings or advice from state and local tax authorities as the Parties may agree.

     Section 7.4 Records and Documents. Purchaser will preserve and keep all books and records purchased hereunder that relate to the Business and the periods prior to or including the Closing Date that were part of the Acquired Assets, pursuant to and in compliance with the Level 3 Communications, Inc. Records Retention Policy, a copy of which is attached hereto as Exhibit 7.4 (the "Records Retention Policy"), Purchaser will provide the Seller (or any of the Seller's members who may be designated by the Seller in the future) with at least sixty (60) days prior written notice of its intent to dispose of any such books and records, and the Seller or its members will be given the opportunity, at its or their cost and expense, to remove and retain all or any part of such books or records as it or they may determine. Duly authorized representatives of Seller or its members will, upon reasonable notice, have access to all records and documents retained pursuant to the Records Retention Policy, during normal business hours to examine, inspect and copy such books and records. Notwithstanding anything herein to the contrary, Purchaser agrees to retain all such information for seven years, provided Purchaser shall retain all such information for longer than seven years if Seller has notified Purchaser in writing prior to the end of such seventh year that any tax year (including any portion of any tax year) prior to and including the Closing Date has not been closed, provided, further, that if Seller has made such notification to Purchaser, Seller shall notify Purchaser promptly after such tax years in question have been closed.

     Section 7.5 Use of Company Trademarks. Pursuant to and in accordance with the terms and conditions of the Transitional Trademark License attached as
Exhibit 7.5 hereto (the "Transitional Trademark License"), Purchaser shall have the right to use the "Progress" name in connection with the Acquired Assets. Neither Purchaser nor its Affiliates will in any way use any trademark, trade name, service mark, brand name, trade dress or logo that is likely to cause confusion after the Closing Date with any trademark, trade name, service mark, brand name, trade dress or logo of Progress Energy, Inc. or its Affiliates.

     Section 7.6 Non-Solicitation of Employees. For a period commencing on the Closing Date and terminating three hundred sixty-five (365) days after the Closing, (a) Purchaser will not, and will cause its Affiliates not to, employ:
(i) any of the Excluded  Employees  without the prior written consent of Seller;
(ii) employees of OT, Caronet, EPIK or the Excluded Affiliate without the prior written consent of OT; or (iii) employees of Progress Energy Service Company, LLC who are assigned to perform information and communications technology related services (including management services) and are listed on Schedule 7.6(a) of the Disclosure Schedule without the prior written consent of said Progress Energy Service Company, LLC, and (b) Seller will not, and will cause its Affiliates not to, employ: (i) any of the Employees without the prior written consent of Purchaser; or (ii) employees of Purchaser and its Affiliates and subsidiaries who have been directly involved in the structuring and negotiating of this Agreement or Purchaser's due diligence review and evaluation of the transactions contemplated by this Agreement and are listed on Schedule 7.6(b) of the Disclosure Schedule.

     Section 7.7 Employment and Employee Benefits Matters. As between Purchaser and Seller, except as provided in Section 5.7, Seller shall be responsible for and thereafter pay, perform and discharge any and all employment, compensation and employee benefit liabilities, responsibilities and obligations of Company with respect to the Employees, including, without limitation, any and all claims of employment discrimination under any local, state, or federal Law or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the American with Disabilities Act of 1990; the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act of 1990; Section 510 of ERISA and the Arizona Civil Rights Act, to the extent such liabilities, responsibilities and obligations are incurred as the result of incidents occurring before the Closing or in connection with a termination of employment prior to the Closing Date. In the event that Seller or any of its Affiliates directly or indirectly incurs any costs, liabilities, obligations or legal expenses related to any such incidents occurring on or after Closing, Purchaser shall reimburse and indemnify Seller for any and all such costs, liabilities, obligations and expenses.

     Section 7.8 Insurance Matters. Effective as of the end of the day on which the Closing occurs: (a) Seller will terminate or cause its Affiliates to terminate all insurance coverage relating to the Company, the Subsidiaries and the Acquired Assets under the general corporate policies of insurance maintained by Seller or its Affiliates; provided, however, that no such termination of insurance policies shall be effected so as to prevent Seller from recovering under such policies, and retaining for its own use, insurance proceeds related to or for losses from events occurring through the date on which the Closing occurs, and (b) Purchaser shall become solely responsible for all insurance coverage and related risk of loss based on events occurring on and after the date following the date on which the Closing occurs with respect to the Company, the Subsidiaries and the Acquired Assets.

     Section 7.9 Other Customer Consents. Each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as either Party shall deem necessary or appropriate to obtain the consents of any customer of Company whose consent is required in connection with the consummation of the transactions contemplated by this Agreement. Purchaser and Level 3 shall cooperate with Seller and shall provide Seller, or cause the Company to provide to Seller, within five (5) days of Seller's written notice requesting the same, access to such books, records, accounts and information of the Company as Seller may reasonably determine to be necessary in order to obtain such consents.

     Section 7.10 Stock Certificate Legend. The certificates evidencing the Shares will bear substantially the following legend reflecting the foregoing restrictions on the transfer of such shares:

     "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, AND MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT OR IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO LEVEL 3 COMMUNICATIONS, INC. QUALIFIES AS AN EXEMPT TRANSACTION UNDER THE ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. SUCH SECURITIES ARE ALSO SUBJECT TO THE AGREEMENTS, COVENANTS AND RESTRICTIONS IN REGARD TO THE TRANSFER OF SUCH SECURITIES AS PROVIDED IN THAT CERTAIN REGISTRATION RIGHTS AGREEMENT, DATED AS OF [THE CLOSING DATE], AMONG LEVEL 3 COMMUNICATIONS, INC., PROGRESS ENERGY, INC. PROGRESS TELECOM, LLC AND ODYSSEY TELECORP, INC., A COPY OF WHICH REGISTRATION RIGHTS AGREEMENT IS ON FILE AT THE OFFICE OF THE SECRETARY OF LEVEL 3 COMMUNICATIONS, INC."

                                   ARTICLE 8

                     REMEDIES FOR BREACHES OF THIS AGREEMENT

     Section 8.1 Indemnification by Seller.

     (a) Subject to the terms and conditions of this Article 8, as Purchaser's sole and exclusive remedy (in contract, tort or otherwise but excluding claims related to fraud) in connection with the transactions contemplated by this Agreement, and notwithstanding the Closing and regardless of any investigation at any time made by or on behalf of Purchaser or of any knowledge or information that Purchaser may have, Seller agrees to indemnify and hold Purchaser and its present Affiliates (each, a "Purchaser Indemnified Party") harmless from, against and in respect of all damages, losses, liabilities, claims, deficiencies or expenses resulting from, or arising out of, any of the following (collectively, "Purchaser Claims"):

     (i) any breach of the representations and warranties made by Seller in this Agreement or in any certificate delivered to Purchaser in connection with the Closing;

     (ii) the nonfulfillment of any covenant or agreement of Seller pursuant to this Agreement, other than the Seller's obligations under Article 7 or Article 10;

     (iii) the Seller's obligations under Article 7 or Article 10 of this Agreement;

     (iv) any Excluded Liabilities, Excluded Assets or Excluded Subsidiary or as a result of the Reorganization;

     (v) any Consent Event as set forth in part (e) of this Section 8.1; and

     (vi) together with any and all actions, suits, claims, proceedings, investigations, audits, demands, assessments, fines, judgments, costs and other expenses (including, without limitation, reasonable audit and legal fees) incurred by a Purchaser Indemnified Party in connection therewith.

     (b) The obligations of Seller pursuant to this Section 8.1 shall: (i) in the case of Purchaser Claims under Section 8.1(a)(i), terminate on the one-year anniversary of the Closing Date; provided, however, that any Purchaser Claims pursuant to Section 8.1(a)(i) with respect to breaches of Section 3.10, 3.16 or
3.17 shall survive until sixty (60) days after the closing of the applicable statute of limitations related to the matter which is the subject of the indemnification (but no longer than three years in connection with any Purchaser Claims related to Section 3.16 and Section 3.17) and, provided further, however, that any Purchaser Claims pursuant to Section 8.1(a)(i) with respect to breaches of Section 3.30 shall survive indefinitely; (ii) not apply to any Purchaser
Claims under Section 8.1(a)(i) or the costs of defense thereof, until the aggregate of all losses, liabilities, damages and expenses actually incurred by all Purchaser Indemnified Parties resulting therefrom total an aggregate amount of Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000.00) (the "Deductible"), in which event this indemnity shall apply to all subsequent Purchaser Claims under Section 8.1(a)(i) in excess of the Deductible provided further, however, that any Purchaser Claims pursuant to Section 8.1(a)(i) with respect to breaches of Section 3.6(b), Section 3.10 and Section 3.30 shall not be subject to the Liability Cap (as defined below), but shall in no event exceed the Purchase Price; (iii) in the case of Purchaser Claims under Section 8.1(a)(i) be limited to, and shall not, exceed, the aggregate amount of Thirty Million Dollars ($30,000,000.00) (the "Liability Cap"). Notwithstanding the foregoing, any Purchaser Claims with respect to Section 8.1(a)(i) made in accordance with Section 8.3 prior to the applicable termination date set forth in clause (i) of this Section 8.1(b) shall survive until resolved.

     (c) Notwithstanding anything herein to the contrary:

     (i) Seller shall not have a right to contribution against either of the Company or the Subsidiaries or any similar right in respect of any amounts paid by the Seller to the Purchaser Indemnified Parties pursuant to the provisions of this Section 8.1; and

     (ii) Except for Section 3.24, in all cases in determining whether there has been a breach of a representation or warranty by Seller for purposes of this
Section  8.1, or in
determining the amount of any losses with respect to such breach, such representations and warranties shall be read without regard to any materiality qualifier (including, without limitation, any reference to Material Adverse Effect) contained therein.

     (d) Guarantors hereby jointly, but not severally, guarantee Seller's timely performance under Section 8.1. For purposes of the foregoing, the Parties agree that the term "jointly, but not severally," shall require Purchaser to Assert (as defined below) all claims for indemnification against each and every Guarantor, and under no circumstances shall Purchaser Assert any such indemnification claims against less than all Guarantors; provided, however, that with respect to any Asserted indemnification claim with respect to which Purchaser is entitled to indemnification, Purchaser shall be entitled to payment from each Guarantor, without any further action on the part of Purchaser, of (i) the full amount of each such claim, less (ii) the amounts Purchaser has recovered on such claim from any of the other Guarantors. For purposes of this
Section 8.1(d) the term "Assert" shall mean that Purchaser must name and file against each and every Guarantor in any legal proceeding (including arbitration, mediation, or lawsuit) commenced by Purchaser for claims for indemnification against Guarantors.

     (e)  Notwithstanding  anything  contained  in this  Article 8 or  elsewhere herein to the contrary, the Parties agree that if any one or more of the entities whose names are set forth on Schedule 8.1(e) of the Disclosure Schedule (the "Designated Entities"), within the one hundred eighty (180) day period following the Closing: (1) gives Purchaser written notice that such Designated Entity is terminating one or more of the agreements set forth on Schedule 8.1(e) of the Disclosure Schedule because the consummation or closing of the transaction contemplated herein has, under an specific/express provision contained in any one or more agreements entered into by and between the Company and such Designated Entity, either (A) given rise to a right of termination that is exercisable by said Designated Entity under the terms of said agreement or (B) breached an express provision contained therein that requires the consent, approval or permission of such Designated Entity to the transaction contemplated herein, and (2) such Designated Entity also ceases to make payments to the Company under each agreement with respect to which such a notice is given (a "Consent Event"), then any Purchaser Claims pursuant to this Section 8 which are based on a Consent Event shall not be subject to the Deductible; it being further agreed, however, with respect to each agreement with a Designated
Entity,  that if a Consent  Event does not occur  within the one hundred  eighty
(180) day period following the Closing, each Designated Entity shall be deemed (as between the Parties hereto) to have given any and all consents, approvals or permissions as may be required of such Designated Entity under that agreement, and Purchaser shall not be entitled to indemnification hereunder.

     Section 8.2 Indemnification by Purchaser.

     (a) Subject to the terms and conditions of this Article 8, as Seller's sole and exclusive remedy (in contract, tort or otherwise but excluding claims relating to fraud) in connection with the transactions contemplated by this Agreement, and notwithstanding the Closing and regardless of any investigation at any time made by or on behalf of Seller or of any knowledge or information that Seller may have, Purchaser agrees to indemnify and hold the Seller and its present and future Affiliates (collectively, the "Seller Indemnified Parties") harmless from, against and in respect of any and all damages, losses, liabilities, claims, deficiencies or expenses resulting from, or arising out of, any of the following (collectively "Seller Claims," and together with the Purchaser Claims, the "Claims"):

     (i) any breach of the representations and warranties made by Purchaser in this Agreement or in any certificate delivered to Seller in connection with the Closing;

     (ii) the nonfulfillment of any covenant or agreement of Purchaser pursuant to this Agreement, other than Purchaser's obligations under Article 7 or Article 10; and

     (iii) Purchaser's ownership and operation of the Acquired Assets or the Business after the Closing Date or Purchaser's obligations under Article 7 or
Article 10 of this Agreement;

     (iv) together with any and all actions, suits, claims, proceedings, investigations, audits, demands, assessments, fines, judgments, costs and other expenses (including, without limitation, reasonable audit and legal fees) incurred by a Seller Indemnified Party in connection therewith.

     (b) Purchaser's obligations pursuant to this Section 8.2 shall, in the case of Seller Claims under Section 8.2(a)(i), terminate on the one-year anniversary of the Closing Date. Notwithstanding the preceding sentence, but subject to the remainder of Section 8.2, any Seller Claim under Section 8.2(a)(i) made in accordance with Section 8.3 prior to the expiration of such survival period shall survive until resolved.

     (c) Level 3 guarantees Purchaser's timely performance under Section 8.2.

     Section 8.3 Procedure for Indemnification. Seller, Purchaser, Guarantors and Level 3 shall not be liable for any Claim for indemnification under this
Article 8 unless written notice of a Claim for indemnification is delivered by the person seeking indemnification (the "Indemnitee") to the person from whom indemnification is sought (the "Indemnitor") which notice shall be given prior to the expiration of the applicable survival period, if any, set forth in Sections 8.1 and 8.2 and shall be given promptly, but in no event more than thirty (30) days following such Indemnitee's receipt of such claim or demand; provided, however, that the Indemnitee's failure to provide such notice within thirty (30) days shall not preclude the Indemnitee from being indemnified for such claim or demand, except to the extent that the failure to give timely notice results in the forfeiture of substantive defenses by the Indemnitor. All notices given pursuant to this Section shall set forth with reasonable specificity the basis of the Claims for indemnification and the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim or demand). In case of any claim by a third party, any suit, any claim by any Governmental Entity, or any legal, administrative or arbitration proceeding with respect to which Seller or Purchaser may have liability under the indemnity agreements contained in this
Article 8, the Indemnitor shall be entitled to participate therein, and, to the extent desired, to assume the defense thereof, and after notice of its election to assume the defense thereof, the Indemnitor will not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof, other than reasonable costs of investigation, unless the Indemnitor does not actually assume the defense thereof following notice of such election. The

Indemnitee and the Indemnitor shall make available to each other and their attorneys and representatives at all reasonable times, all books and records relating to such Claim, and will render to each other such assistance as may reasonably be requested in order to ensure proper and adequate defense of any such Claim. Neither the Indemnitee nor the Indemnitor will make any settlement of any Claim that might give rise to liability of the other under the indemnity agreements contained in this Article 8 without the consent of the other, which consent shall not be unreasonably withheld. If the Indemnitor elects to settle any such Claim and the Indemnitee refuses to consent to such compromise or settlement, then the liability of the Indemnitor to the Indemnitee shall be limited to the amount offered by the Indemnitor in compromise or settlement. The Parties agree that with respect to future claims for indemnification pursuant to this Article 8, any Claims by Purchaser against Seller shall be net of any recoveries directly associated with any such Claims, including, but not limited to, mandatory counterclaims and cross-claims.

     Section 8.4 Certain Limitations. In no event shall an Indemnitor be liable for any Claim for indemnification under this Article 8 with respect to incidental, special, punitive or consequential damages of any kind, including consequential damages resulting from business interruption or lost profits.

     Section 8.5 Certain Benefits. The amount of any indemnification payable under this Article 8 shall be net of any tax benefits and net of the receipt of any insurance proceeds paid to the Indemnitee under any policies of insurance covering the loss giving rise to the Claim. The Indemnitee will use reasonable commercial efforts to collect any such insurance and will account to the Indemnitor therefor. The Parties agree to respond within a reasonable time to any inquiry by the other Party as to the status of any such insurance payment.

     Section 8.6 Treatment of Indemnity Payments. All indemnification payments made pursuant to this Agreement will be treated by the Parties as adjustments to the Purchase Price.

                                    ARTICLE 9

                                   TERMINATION

     Section 9.1 Termination of Agreement. The Parties may terminate this Agreement as provided below:

     (a) Purchaser and Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

     (b) Purchaser may terminate this Agreement by giving written notice to Seller, at any time prior to the Closing if (i) the Closing has not occurred on or before June 15, 2006, by reason of the failure of any closing condition under
Section 6.1 or (ii) Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Purchaser has notified Seller of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach;

     (c) Seller may terminate this Agreement by giving written notice to Purchaser at any time prior to the Closing if (i) the Closing has for any reason not occurred on or before June 15,

2006, or (ii) Purchaser has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Seller has notified Purchaser of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach; and

     (d) Either Party may terminate this Agreement by giving written notice to the other at any time prior to the Closing in the event that any order from any Governmental Entity, enjoining or otherwise prohibiting the transactions contemplated by this Agreement shall have become final and nonappealable.

     Section 9.2 Effect of Termination. If any Party terminates this Agreement pursuant to Section 9.1, all obligations of the Parties hereunder will terminate without liability of any Party to the other Party except (i) as may have occurred prior to such termination including but not limited to any liability or indemnity obligations of any Party then in breach, (ii) as set forth in the Confidentiality Agreement, and (iii) as otherwise specifically set forth in this Agreement.

                                   ARTICLE 10

                                  MISCELLANEOUS

     Section 10.1 Survival. The representations and warranties of the Parties contained in this Agreement shall survive until the applicable time as provided in Section 8.1 or 8.2 of this Agreement.

     Section 10.2 Public Announcements. No Party shall issue any press release or public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party, provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable Law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable commercial efforts to advise the other Party prior to making the disclosure).

     Section 10.3 Expenses. Except as provided in Section 5.2, each of Purchaser and Seller will bear its own costs and expenses (including legal and investment banking fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby, whether or not such transactions are consummated, and Seller will bear any such costs and expenses incurred by the Company by paying for such costs and expenses prior to the Closing or properly accruing for such costs and expenses as a liability in the Pro Forma Net Current Assets as of the Closing. This Section 10.3 shall survive the termination of this Agreement in accordance with Article 10 above or otherwise.

     Section 10.4 Disclosure Schedule. The representations and warranties of the Seller and Guarantors set forth in this Agreement are made and given subject to the disclosures contained in the Disclosure Schedule. Neither Seller nor any Guarantor shall be, or be deemed to be, in breach of any such representations and warranties (and no claim shall lie in respect thereof) in respect of any such matter so disclosed in the Disclosure Schedule. Where only brief particulars of a matter are set out or referred to in the Disclosure Schedule or a reference is made only to a particular part of a disclosed document, full particulars of the matter and the full contents of the document are deemed to be disclosed. The specific disclosures set forth in the Disclosure

Schedule have been organized to correspond to section references in this Agreement to which the disclosure may be most likely to relate, but such disclosure shall apply to and shall be deemed to be disclosed for the purposes of this Agreement generally, and shall be deemed to be exceptions to or modifications or qualifications of all representations and warranties contained herein so long as the relevance of such disclosure to such other representations and warranties is readily apparent. In the event that there is any inconsistency between this Agreement and matters disclosed in the Disclosure Schedule, information contained in the Disclosure Schedule shall prevail and shall be deemed to be the relevant disclosure.

     Section 10.5 Specific Performance. The Parties agree that irreparable damage would occur in the event any of the provisions of this Agreement are not performed in accordance with their specific terms. It is accordingly agreed that the Parties will be entitled to specific performance of the terms of this Agreement, without posting a bond or other security, this being in addition to any other remedy to which they are entitled at law or in equity.

     Section 10.6 Amendment; Successors and Assigns. This Agreement may be amended by the execution and delivery of a written instrument by or on behalf of Seller and Purchaser. Neither this Agreement nor any of the rights, interests or obligations provided by this Agreement may be assigned by any of the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

     Section 10.7 Extension of Time; Waiver. At any time prior to the Closing, the Parties may but shall not be obligated to extend the time for performance of or waive compliance with any of the covenants, agreements or conditions of the other Parties to this Agreement, and may but shall not be obligated to waive any breach of the representations or warranties of such other Parties. No agreement extending or waiving any provision of this Agreement will be valid or binding unless it is in writing and is executed and delivered by or on behalf of the Party against which it is sought to be enforced.

     Section 10.8 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     Section 10.9 Counterparts.; Facsimile. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all such counterparts taken together will constitute one and the same Agreement. Any facsimile copies hereof or signature hereon shall, for all purposes, be deemed originals.

     Section 10.10 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and will not constitute a part of this Agreement.

     Section 10.11 Notices. Any notice, request, instruction or other document to be given hereunder shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, by reputable national express courier, shipping cost prepaid, or by facsimile, according to the instructions set forth below. Such notices shall be deemed given: at the time delivered by hand, if personally delivered; three business days after having been sent by registered or certified mail; one business day after having been sent by express courier; and at the time when receipt is confirmed by the receiving facsimile machine if sent by facsimile.

         If to Seller:       PT Holding Company LLC
                             c/o Odyssey Telecorp, Inc.
                             444 High Street, Suite 400
                             Palo Alto, CA  94301
                             Attn:  Joe Stockwell
                             Fax: 650-470-7512

         With copies (which will not constitute notice) to:

                             Odyssey Telecorp, Inc.
                             444 High Street, Suite 400
                             Palo Alto, CA 94301
                             Attn: Richard A. Saffir, General Counsel rsaffir@odysseytel.com
                             Fax: 650-470-7512

                             Progress Telecommunications Corporation
                             Legal Department
                             Progress Energy Service Co., LLC
                             410 South Wilmington Street, PEB 17
                             Raleigh, NC  27601
                             Attn: David B. Fountain, Legal Counsel
                             Fax: 919/546-3805

                             Hanson, Bridgett, Marcus, Vlahos & Rudy, LLP
                             425 Market Street, Suite 2600
                             San Francisco, CA  94105
                             Attn: Teresa V. Pahl, Esq.
                             Fax: 415-541-9366

         If to Purchaser:  Level 3 Communications, Inc.
                             1025 Eldorado Blvd.
                             Building 2000
                             Broomfield, CO 80021
                             Attn: General Counsel

         With a copy (which shall not constitute notice) to:

                             Willkie Farr & Gallagher LLP
                             787 Seventh Ave.
                             New York, New York 10019
                             Attn:  David K. Boston
                             Fax: (212) 728-8111

         If to Guarantors:

                             EPIK Communications Incorporated
                             Caronet, Inc.
                             c/o Odyssey Telecorp, Inc.
                             444 High Street, Suite 400
                             Palo Alto, CA 94301
                             Attn: Richard A. Saffir, General Counsel rsaffir@odysseytel.com
                             650-470-7512 (Fax)

                             Progress Telecommunications Corporation
                             Legal Department
                             Progress Energy Service Co., LLC
                             410 South Wilmington Street, PEB 17
                             Raleigh, NC  27601
                             Attn: David B. Fountain, Deputy General Counsel
                             Fax: 919/546-3805

                             Florida Progress Corporation
                             410 South Wilmington Street, PEB 17
                             Raleigh, NC  27601
                             Attn: David B. Fountain, General Counsel
                             Fax: 919/546-3805

         With a copy (which will not constitute notice) to:

                             Hanson, Bridgett, Marcus, Vlahos & Rudy, LLP
                             425 Market Street, Suite 2600
                             San Francisco, CA  94105
                             Attn: Teresa V. Pahl, Esq.
                             Fax: 415-541-9366

or to such other address or to the attention of such other Party that the recipient Party has specified by prior written notice to the sending Party in accordance with the preceding.

     Section 10.12 No Third-Party Beneficiaries. The terms and provisions of this Agreement will not confer third-party beneficiary rights or remedies upon any Person or entity other than the Parties hereto and their respective successors and permitted assigns.

     Section 10.13 Confidentiality. Seller agrees that for a period commencing on the Closing Date and terminating one year after the Closing Date, it will keep confidential and will use its reasonable commercial efforts to cause its Affiliates and representatives to keep confidential (except as may be disclosed to Seller's attorneys, accountants, financial advisors or other representatives, or as required by Law) all confidential information relating directly to the Business or the Acquired Assets that remains in the possession of Seller or its Affiliates after the Closing. Notwithstanding the foregoing, the term "Confidential Information" will not be deemed to include any information that
(a) is or becomes generally known by the public (other than as a result of a breach of this Agreement) or is a recognized standard industry practice, (b) was or becomes available to Seller on a non-confidential basis from a Person who is not known to Seller to be legally prohibited from transmitting the information to Seller, or (c) was or is developed by Seller independently of and without reference to any confidential information. Following the Closing, Seller agrees to treat any of the Company's Confidential Information as it treats its own and will in no such instance use less than a commercially reasonable degree of care.

     Section 10.14 Entire Agreement. This Agreement, together with the Disclosure Schedule, and the Confidentiality Agreement, each of which is incorporated herein by this reference, collectively constitute the entire agreement between the Parties and supersede any prior and contemporaneous understandings, agreements or representations by or among the Parties, written or oral, that may have related in any way to the subject matter hereof.

     Section 10.15 Construction. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent and no rule of strict construction will be applied against any Party. The use of the word "including" in this Agreement means "including without limitation" and is intended by the Parties to be by way of example rather than limitation.

     Section 10.16 Schedules and Exhibits. The Schedules and Exhibits attached to this Agreement are made a part of this Agreement as if set forth in full herein.

     Section  10.17  Governing  Law.  THIS  AGREEMENT  WILL BE  GOVERNED  BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY LAW OR RULE THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK TO BE APPLIED.

     IN WITNESS WHEREOF, the Parties hereto have duly executed and delivered this Agreement as of the date first written above.

                                   SELLER:

                                   PT HOLDING COMPANY LLC,
                                   a Delaware limited liability company

                                   By:   /s/ Joseph Stockwell
                                   Name:  Joseph Stockwell
                                   Title: President

                                   PURCHASER

                                   LEVEL 3 COMMUNICATIONS, LLC,
                                   a Delaware limited liability company

                                   By: /s/ Thomas C. Stortz
                                   Name: Thomas C. Stortz
                                   Title: Executive Vice President

For Purposes of Articles 4 and 8 of this Agreement only:

                                   LEVEL 3:

                                   LEVEL 3 COMMUNICATIONS, INC.,
                                   a Delaware corporation

                                   By: /s/ James Q. Crowe
                                   Name: James Q. Crowe
                                   Title: Chief Executive Officer

For Purposes Article 8 and Section 3.27 of this Agreement only:

                                     GUARANTORS:

                                     PTC:

                                     Progress Telecommunications Corporation

                                     By: /s/ Don K. Davis
                                     Name: Don K. Davis
                                     Title: President



                                     CARONET:

                                     Caronet, Inc.
                                     By: /s/ Sean P. Doherty
                                     Name:  Sean P. Doherty
                                     Title: President


                                     EPIK:

                                     EPIK Communications, Incorporated

                                     By:   /s/ Joseph Stockwell
                                     Name:  Joseph Stockwell
                                     Title: President


                                     FPC:

                                     Florida Progress Corporation

                                     By: /s/ Peter M. Scott, III
                                     Name: Peter M. Scott, III
                                     Title: Chief Financial Officer

                                     OT:

                                     Odyssey Telecorp, Inc.

                                     By: /s/ Sean P. Doherty
                                     Name: Sean P. Doherty
                                     Title: Chief Executive Officer